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                            STOCK PURCHASE AGREEMENT

                          Series A Voting Convertible
                                Preferred Stock

                              Dated July 15, 1998

                                  By and Among

                         SALTON/MAXIM HOUSEWARES, INC.

                                      AND

                       CENTRE CAPITAL INVESTORS II, L.P.

                  CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.

                   CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                  THE STATE BOARD OF ADMINISTRATION OF FLORIDA

                   CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.

                       CENTRE PARTNERS COINVESTMENT, L.P.




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



                           STOCK PURCHASE AGREEMENT


                              TABLE OF CONTENTS



1.   Authorization of Issuance of Shares...............................    1

2.   Sale and Purchase of Shares.......................................    1

3.   Closing Date; Termination.........................................    2

4.   Representations and Warranties of the Company.....................    2
     (a)   Organization, Standing and Power of the
           Company and its Subsidiaries; Holdings of the
           Company.....................................................    2
     (b)   Authority; No Conflict......................................    3
     (c)   Capitalization..............................................    4
     (d)   Status of Shares............................................    5
     (e)   Financial Statements; Corporate Records.....................    6
     (f)   Liabilities.................................................    7
     (g)   Actions Pending.............................................    7
     (h)   Compliance with Law.........................................    8
     (i)   No Consents.................................................    8
     (j)   SEC Filings.................................................    8
     (k)   Environmental Matters.......................................    9
     (l)   Disclosure of Facts.........................................   10
     (m)   No Violations; Restrictive Agreements.......................   10
     (n)   Offering of Securities......................................   11
     (o)   Use of Proceeds.............................................   11
     (p)   Taxes.......................................................   11
     (q)   Registration under the Exchange Act.........................   12
     (r)   ERISA.......................................................   12
     (s)   Absence of Specified Changes................................   14
     (t)   Intellectual Property.......................................   15
     (u)   Unlawful Payments and Contributions.........................   16
     (v)   Contracts and Commitments...................................   16
     (w)   Labor Matters...............................................   18
     (x)   Insurance...................................................   19
     (y)   Related Party Transactions..................................   19

5.   Representations and Warranties of the Purchasers..................   19
     (a)   Organization of Purchasers..................................   19
     (b)   Authority and Authorization of the Purchasers...............   20
     (c)   Non-Contravention...........................................   20
     (d)   No Consents.................................................   21

     (e)  Experience of Purchasers; Acquisition for Investment........   21
     (f)  Rule 144....................................................   21
     (g)  HSR Act.....................................................   22

6.   Covenants of the Company.........................................   22
     (a)  Reporting...................................................   22
     (b)  Inspection of Property; Access to Information...............   22
     (c)  Financial Records...........................................   23
     (d)  Election of Directors.......................................   23
     (e)  Transactions with Shareholders and Affiliates...............   24
     (f)  Exchange of Stock Certificates..............................   25
     (g)  Lost Certificates Evidencing Shares.........................   25
     (h)  Pre-Emptive Rights of Purchasers............................   25

7.   Covenants of the Purchasers......................................   27
     (a)  Prohibited Actions..........................................   27
     (b)  Exempt Voting Securities....................................   30

8.   Conditions to the Obligations of the Parties.....................   30
     (a)  Obligations of the Purchasers...............................   30
     (b)  Obligations of the Company..................................   32
     (c)  Obligations of Each of the Company and the Purchasers.......   32

9.   Definitions......................................................   33

10.  Indemnification..................................................   35
     (a)  Company Indemnification.....................................   35
     (b)  Purchaser Indemnification...................................   36
     (c)  Expenses, Reimbursement.....................................   36
     (d)  Contribution................................................   37
     (e)  Indemnification Procedure...................................   38
     (f)  Survival....................................................   39
     (g)  Indemnification Threshold...................................   39

11.  Miscellaneous....................................................   39
     (a)  Home Office Payment.........................................   39
     (b)  Expenses....................................................   39
     (c)  Survival of Representations and Warranties..................   40
     (d)  Assignment and Binding Effect...............................   40
     (e)  Independent Investment Banking Firm.........................   40
     (f)  Headings....................................................   41
     (g)  Notices.....................................................   41
     (h)  Governing Law...............................................   41
     (i)  Entire Agreement............................................   42

      (j)  Counterparts...............................................   42
      (k)  Severability...............................................   42
      (l)  Words in Singular and Plural Form..........................   42
      (m)  Amendment and Modification.................................   42
      (n)  Waiver.....................................................   42
      (o)  Sections, Exhibits, Schedules..............................   43
      (p)  Specific Enforcement.......................................   43
      (q)  Confidentiality............................................   43
      (r)  Restrictive Legend.........................................   44



SCHEDULES AND EXHIBITS


Schedule I        --     Purchasers
Schedule 4(a)     --     Subsidiaries and Minority Investments
Schedule 4(b)     --     No Conflicts
Schedule 4(c)     --     Capitalization
Schedule 4(f)     --     Liabilities
Schedule 4(g)     --     Litigation
Schedule 4(h)     --     Compliance with Law
Schedule 4(i)     --     Consents
Schedule 4(k)     --     Environmental Matters
Schedule 4(m)     --     No Violations
Schedule 4(p)     --     Taxes
Schedule 4(r)     --     ERISA
Schedule 4(s)     --     Absence of Specified Changes
Schedule 4(t)     --     Intellectual Property
Schedule 4(v)     --     Contracts
Schedule 4(w)     --     Labor Matters
Schedule 4(y)     --     Related Party Transactions
Schedule 11(a)    --     Home Office Payment

Exhibit A         --     Registration Rights Agreement
Exhibit B         --     Certificate of Designation





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


                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT dated as of July 15, 1998, among SALTON/MAXIM HOUSEWARES, INC., a Delaware corporation (the "Company"), and each of the parties listed on Schedule I annexed hereto (each, a "Purchaser," and collectively, the "Purchasers").

                              W I T N E S S E T H

     WHEREAS, the Company desires to raise capital by issuing and selling shares of a new series of Preferred Stock (as hereinafter defined); and

     WHEREAS, the Purchasers desire to purchase such shares of the Company's Preferred Stock; and

     WHEREAS, certain terms used in this Agreement are defined in Section 9 hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Authorization of Issuance of Shares. The Company has authorized the issuance and sale of 40,000 shares of its Preferred Stock, such shares to be constituted as a new series of Preferred Stock, and being designated as the Series A Voting Convertible Preferred Stock (herein referred to as the "Convertible Preferred Stock"). The relative powers, preferences and rights and qualifications, limitations and restrictions of the Convertible Preferred Stock shall be set forth in the Certificate of Designation.

     2. Sale and Purchase of Shares. Subject to the terms and conditions herein set forth, and in reliance on the representations, warranties and agreements of the Company (in the case of the Purchasers) or the Purchasers (in the case of the Company), on the Closing Date (as defined below), the Company will issue and sell to the Purchasers and the Purchasers will purchase from the Company the number of shares of Convertible Preferred Stock set forth opposite each Purchaser's name on Schedule I hereto, in each case at a price of $1,000 per share. The shares of Convertible Preferred Stock being purchased pursuant hereto are referred to herein as the "Shares".

     3. Closing Date; Termination. The closing (the "Closing") of the purchase and sale of the Shares contemplated hereby shall take place on such date and at such time as agreed to by the Company and the Purchasers but in no event later than three business days following the date upon which all of the conditions set forth in Section 8 are satisfied or waived (the date of the Closing is hereinafter referred to as the "Closing Date"). The Closing shall be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, or at such other place as agreed to by the Company and the Purchasers. Delivery of the Shares to be purchased by the Purchasers pursuant to this Agreement shall be made at the Closing by the Company delivering to each of the Purchasers a separate single certificate in definitive form representing the Shares being purchased by such Purchaser, registered in each such Purchaser's name (or in the name of its respective nominee), against payment of the amount set forth opposite such Purchaser's name on Schedule I hereto by wire transfer of immediately available funds to the account of the Company specified in writing to the Purchasers two business days prior to the Closing.

     Prior to the Closing, the Second Amended and Restated Certificate of the Company shall be amended and supplemented by the Certificate of Designation, filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of such state.

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Purchasers, on the one hand, or the Company, on the other, if the Closing shall not have occurred by August 31, 1998.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

     (a) Organization, Standing and Power of the Company and its Subsidiaries; Holdings of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and each of the subsidiaries of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and each subsidiary of the Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and its subsidiaries are duly qualified to transact business and are in good standing as foreign corporations in the States of Illinois, California, New Jersey and New York which constitute each jurisdiction where the character of their activities requires such qualification, except where the failure of the Company or its subsidiaries to be so qualified would not have a Material Adverse Effect.

     The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its subsidiaries free and clear of any liens, encumbrances, equities and claims.

     Except as set forth in Schedule 4(a), there are no options, warrants or other rights outstanding for the purchase of, nor any securities convertible into, capital stock of any class of any subsidiary, whether issued, unissued or held in the treasury.

     Except for the investments in the Persons set forth on Schedule 4(a) (the "Minority Investments"), the Company and its subsidiaries do not own any interest in any Person other than its subsidiaries. The class of security, number of shares, percentage of such class and percentage of the Total Voting Power of such Person owned by the Company and its subsidiaries with respect to each Minority Investment is listed on Schedule 4(a) hereto.

     (b) Authority; No Conflict. The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights
Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company (including the issuance of the Shares and the issuance of shares of Common Stock upon the conversion of the Shares) have been duly and validly authorized by all requisite corporate proceedings on the part of the Company and do not require the approval or consent of any stockholders of the Company. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and is (assuming the due authorization, execution and delivery by each of the Purchasers) a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally or by the availability of equitable remedies and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.
Except as set forth on Schedule 4(b), the execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby (including the issuance of the Shares and the issuance of shares of Common Stock upon the conversion of the Shares and the compliance by the Company with the terms of such securities), do not and will not result in or constitute: (i) a default under, or breach or violation of, the Second Amended and Restated Certificate or the By-laws, (ii) a default under, or breach or violation of, any material mortgage, deed of trust, indenture, note, bond, license, lease or other material agreement, instrument or obligation to which the Company or any subsidiary is a party or by which any of their properties or assets are bound, (iii) an event which (with the giving of notice or the lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of the Company or any of its subsidiaries under, any material agreement or commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of their properties or assets are bound, (iv) the creation or imposition of any lien, charge or encumbrance on any property of the Company or any of its subsidiaries or on the Shares, under any agreement or commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of their properties or assets are bound, (v) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority or any other restriction of any kind or character by which the Company or any of its subsidiaries or any of their properties or assets may be bound or (vi) an event which would require any consent under any material agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of their properties or assets are bound.

     (c) Capitalization. The authorized capital of the Company consists of (i) 20,000,000 shares of Common Stock, of which as of July 15, 1998, 13,474,644 shares (excluding shares held in treasury) were outstanding, and (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share, of which as of the date hereof, no shares are outstanding. All of the outstanding shares of Common Stock have been duly and validly issued, and are fully paid and nonassessable and have not been issued in violation of or subject to any preemptive rights provided for by law or by the Second Amended and Restated Certificate or the By-laws. Except as set forth in Schedule 4(c), there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock. Since June 28, 1997, the Company has not changed the amount of its authorized capital stock or purchased any shares of its capital stock, or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock, except as expressly provided in this Agreement, except pursuant to the exercise of stock options and except as set forth on Schedule 4(c), and the Company has not since such date declared or paid any dividend in cash or stock or made any other distribution of assets to its shareholders.

     (d) Status of Shares. The Shares have been duly authorized by all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Second Amended and Restated Certificate or the By-laws, subject to the confirmation by the NASDAQ National Market System that the issuance and sale of the Shares does not constitute a "change of control" or otherwise require a shareholder vote under the rules of the NASDAQ National Market System. The Shares, when delivered pursuant to this Agreement, will be validly issued and outstanding, fully paid and nonassessable and free and clear of any liens, and the issuance of such Shares is not and will not be subject to preemptive or similar rights of any other stockholder of the Company. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized by all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Second Amended and Restated Certificate or the By-laws, subject to the confirmation described hereinabove in this Section 4(d) in connection with the rules of the NASDAQ National Market System), and such shares of Common Stock have been validly reserved for issuance, and upon issuance upon such conversion will be validly issued and outstanding, fully paid and nonassessable, and free and clear of any liens and preemptive or similar rights.

     (e) Financial Statements; Corporate Records. (i) The Company has furnished to the Purchasers copies of the Financial Statements. The Financial Statements, including in each case the related notes, fairly present the financial position of the Company and its subsidiaries as of the respective dates of said balance sheets and the results of the operations of the Company and its subsidiaries for the respective periods covered by said statements of income and cash flows and changes in financial position (subject, in the case of unaudited Financial Statements, to normal year-end audit adjustments), and have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited Financial Statements, for the absence of footnotes) consistently applied by the Company throughout the periods involved, except as may be indicated in any notes thereto.

     (ii) The minute books of the Company previously made available to the Purchasers contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and Board of Directors (including committees thereof) of the Company. The share certificate books and share transfer ledgers of the Company previously made available to the Purchasers are true, correct and complete. All share transfer taxes levied or payable with respect to all transfers of shares or share capital of the Company prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

     (iii) The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions and the assets and liabilities of the Company with respect to its business. The Company has not engaged in any material transaction with respect to its business, maintained any bank account for its business or used any material funds, except for transactions, bank accounts and material funds which have been and are reflected in the normally maintained books, records and accounts of the Company. The Company maintains a system of internal accounting control sufficient in the reasonable judgment of the Company to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, (iii) access to assets, properties, books, records and accounts is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (f) Liabilities. Except (i) as disclosed on Schedule 4(f) hereto, (ii) as disclosed in the Financial Statements, (iii) for liabilities or obligations that were incurred after June 28, 1997 in the ordinary course of business and consistent with past practices (none of which is a liability for breach of warranty, tort, infringement claim or lawsuit in excess of $250,000 individually or $1,000,000 in the aggregate for all such liabilities) and (iv) liabilities the maximum amount of which do not exceed $250,000 individually or $1,000,000 in the aggregate, the Company and its subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due and whether or not the amount thereof is readily ascertainable) that were not either fully reflected or disclosed in the June 28, 1997 Balance Sheet and, in the reasonable judgment of the Company, the reserves referred to in the Financial Statements are appropriate and reasonable.

     (g) Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body department, commission, board, bureau, agency or instrumentality, that questions the validity or enforceability of this Agreement, the Registration Rights Agreement, the Certificate of Designation or the Shares or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in Schedule 4(g), there is no material litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in default in any material respect with respect to any material judgment, order, writ, injunction, decree or award.

     (h) Compliance with Law. Except as disclosed in Schedule 4(h), the business of the Company and each of its subsidiaries has been and is presently being conducted in all material respects in compliance with applicable U.S. and foreign federal, state, and local governmental laws, rules, regulations and ordinances. Except as disclosed in Schedule 4(h), the Company and each of its subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it that are material to the business of the Company and its subsidiaries, taken as a whole, and each of the Company and its subsidiaries is in compliance with all material terms thereof.

     (i) No Consents. Except as set forth in Schedule 4(i), no consent, authorization or approval of or filing with any person or any U.S. or foreign federal, state or local governmental department, commission, board, agency or instrumentality is required to be obtained or made by the Company for the valid execution and performance by the Company of this Agreement or the Registration Rights Agreement or the valid authorization, issuance and sale of the Shares or the valid authorization, issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, except as described in Section 4(d) with respect to the NASDAQ National Market System and, in the case of any registration pursuant to the Registration Rights Agreement, for (i) those required by federal and state securities laws, and (ii) those required by the NASDAQ National Market.

     (j) SEC Filings. The Company has furnished to the Purchasers its (i) Annual Report on Form 10-K for the fiscal year ended June 28, 1997 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1998, (ii) Proxy Statement for the Company's Annual Meeting of Shareholders held on December 16, 1997, and (iii) all other reports or registration statements filed by the Company or any of its subsidiaries with the Securities and Exchange Commission (the "SEC") since January 1, 1995, each as filed with the SEC (collectively, the "SEC Reports"). As of their respective dates, such reports and statements complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (k) Environmental Matters. (i) Except as set forth in Schedule 4(k), (x) each of the Company and its subsidiaries is in compliance in all material respects with all Environmental Laws and all permits required thereunder for the operation of the Company and its subsidiaries; (y) to the knowledge of the Company, neither the Company nor any of its subsidiaries has received any communication (written or oral) from a governmental authority with respect to such compliance or the failure thereof and (z) the Company and its subsidiaries are in full compliance in all material respects with the New Jersey Environmental/Cleanup Responsibility Act, as amended by the Industrial Site Recovery Act, and any orders or decrees issued thereunder.

     (ii) Except as set forth in Schedule 4(k), (x) there is no civil, criminal or administrative action, claim, demand, investigation or notice relating to a violation of an Environmental Law (an "Environmental Claim") pending or, to the knowledge of the Company, threatened and (y) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release or threatened release, emission, discharge or disposal of any chemical, pollutant, contaminant, waste, toxic substance, asbestos or asbestos containing material, petroleum or petroleum product, that could reasonably be expected to form the basis of any material Environmental Claim, in either case (1) against the Company or any of its subsidiaries, (2) against any Person whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, or (3) involving any real or personal property which the Company or any of its subsidiaries owns, leases, operates or manages, or formerly owned, leased, operated or managed.

     "Environmental Laws" shall mean any applicable foreign, federal, state, provincial or local law, rule, regulation, directive, decree, order or agreement concerning releases of chemicals, substances, materials, wastes, contaminants or pollutants into any part of the natural environment, or protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendment, and Reauthorization Act, (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seg.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Health and Safety Act 29 U.S.C. Section 651 et seq., as such laws have been and may be amended or supplemented through the Closing Date, and the regulations promulgated pursuant thereto.

     (l) Disclosure of Facts. No representation, warranty or statement made by the Company in (i) this Agreement (including, without limitation, the representations and warranties made by the Company herein and in the schedules and exhibits hereto which are incorporated by reference herein and which constitute an integral part of this Agreement) or (ii) any other written materials furnished on or prior to the Closing Date, by the Company to the Purchasers or any of their representatives, attorneys and accountants pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were or will be made, not misleading; provided, however, that no representation or warranty is made in this Section 6(l) with respect to any financial projections furnished to the Purchasers by the Company.

     (m) No Violations; Restrictive Agreements.  Except as disclosed in
Schedule 4(m), neither the Company nor any of its subsidiaries is in violation of or default under any term of the Second Amended and Restated Certificate or the By-laws. Except as set forth in Schedule 4(m), neither the Company nor any of its subsidiaries (i) is a party to any contract or agreement that limits in any material respect the amount of, or otherwise imposes material restrictions on the incurring of indebtedness or the paying of dividends by the Company,
(ii) is a party to any contract or agreement, or subject to any charter or other corporate restriction, that has a Material Adverse Effect or (iii) has any net worth maintenance, "keep-well", capital contribution or other similar financial obligations or commitments with respect to any of its subsidiaries or any other Person in which it holds an interest.

     (n) Offering of Securities. Neither the Company nor any agent acting on its behalf has offered or will offer the Shares or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone other than the Purchasers so as to require the registration of the Shares in connection with the issuance thereof pursuant to this Agreement under the provisions of Section 5 of the Securities Act.

     (o) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company to (i) redeem the shares of Common Stock held by Windmere-Durable Holdings, Inc. (the "Windmere Shares") or (ii) for general corporate purposes.

     (p) Taxes. (i) Except as set forth in Schedule 4(p), the Company and its subsidiaries have timely filed or caused to be filed all material Tax Returns that are required to be filed by or with respect to them, their operations and assets, and all such Tax Returns were complete and correct in all material respects. The Company and its subsidiaries have paid or caused to be paid all Taxes as shown on said returns and on all assessments received by them to the extent that such Taxes have become due, except Taxes disclosed on Schedule 4(p) that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     (ii) The Company and its subsidiaries have paid or caused to be paid, or have established reserves which, in the reasonable judgment of the Company, are adequate, in all material respects, for all Tax liabilities applicable to the Company and its subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

     (iii) The term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property or other taxes, fees, custom duties, assessments or charges of any kind whatsoever, including any joint, consolidated, combined, uniform or transferee liability in respect of taxes or any liability for taxes imposed by any tax shoring, tax indemnity or similar agreement, in each case together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority (domestic or foreign). The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with the reporting or collection of Taxes.

     (q) Registration under the Exchange Act. The Company has not registered the Convertible Preferred Stock as a class pursuant to Section 12 of the Exchange Act. When issued, the Convertible Preferred Stock will not be registered as such a class and as of the date of such issuance such registration will not be required.

     (r) ERISA.

     (i) Schedule 4(r) sets forth a complete and correct list of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute thereunder with respect to employees of the Company ("Employee Benefit Plans"). None of the Employee Benefit Plans are "pension plans" within the meaning of Section 3(2) of ERISA. Neither the Company or any of its subsidiaries nor any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Company under Section 414(b), (c), (m) or
(o) of the Code ("ERISA Affiliate") maintains, contributes or is obligated to contribute to any "employee pension plans", as defined in Section 3(2) of ERISA, which are subject to Title IV of ERISA or Section 412 of the Code ("Pension Plans"), "Multiemployer Plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plan") or "welfare benefit plans", within the meaning of
Section 3(1) of ERISA providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense).

     (ii) All contributions and premiums required by law or by the terms of any Employee Benefit Plan have been timely made.

     (iii) There has been no material violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

     (iv) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans, have been delivered or made available to the Purchasers (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three years and schedules thereto, (C) the most recent financial statements for the past three years, (D) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (E) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

     (v) There are no pending judicial or administrative proceedings which have been asserted or instituted against any of the Employee Benefit Plans, the assets of any such plans or the Company, or the plan administrator or any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for any such proceeding.

     (vi) Each of the Employee Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable law. All amendments and actions required to bring each of the Employee Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Schedule 4(s).

     (vii) The Company and any ERISA Affiliate which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code, have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder.

     (viii) Neither the Company or any of its subsidiaries nor a "party in interest" or "disqualified person" with respect to the Employee Benefit Plans has engaged in a non-exempt "prohibited transaction" within the meaning of
Section 4975 of the Code or Section 406 of ERISA.

     (ix) No stock or other security issued by Company or any of its subsidiaries forms or has formed a material part of the assets of any Employee Benefit Plan.

     (s) Absence of Specified Changes. Except as disclosed in the SEC Reports, and except as disclosed in Schedule 4(s) or contemplated by this Agreement, since June 28, 1997, there has not been with respect to the Company or its subsidiaries, taken as a whole, any:

     (1) material adverse change in its business, financial condition or results of operations;

     (2) material contract, agreement, license, commitment or other transaction entered into or assumed by or on behalf of the Company or any of its subsidiaries except in the ordinary course of business;

     (3) material change in accounting principles, methods or practices;

     (4) any purchase, sale, transfer, assignment, conveyance or pledge of any material assets or properties of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice;

     (5) any waiver or modification by the Company or any of its subsidiaries of any right or rights of substantial value, or of any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect;

     (6) any loan or advance by the Company or any of its subsidiaries, except for loans or advances made in the ordinary course of business;

     (7) declaration, setting aside, or payment of a dividend or other distribution in respect of its capital stock, or any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock;

     (8) amendment to its Second Amended and Restated Certificate or By-laws;

     (9) issuance of capital stock or change in the authorized capitalization of the Company (except pursuant to the exercise of stock options and except as contemplated by this Agreement), or any event which would have required an adjustment to the Conversion Price (as defined in the Certificate of Designation) or the number of shares of Common Stock issuable upon conversion of a Share if the Shares had been issued and the Certificate of Designation had been in effect as of June 28, 1997; or

     (10) agreement or understanding to take any of the actions described above in this paragraph 4(t).

     (t) Intellectual Property. Schedule 4(t) sets forth (A) a true and complete list and summary description of all material patents, registered or common law trademarks, trade names, service marks, licenses and copyrights and applications for any of the foregoing (collectively, "Intellectual Property") owned by to the Company or its subsidiaries and (B) each agreement, whether oral or in writing, pursuant to which the Company is obligated to pay any Person, in consideration of a license of or other agreement with respect to Intellectual Property or in consideration of any other rights with respect to the development or marketing of any product or products, an amount which is in excess for fiscal year 1998, or can reasonably be expected to be in excess, for fiscal year 1999, of $500,000 per annum. The Purchasers have been supplied with true and correct copies of each such written agreement (and a written description of any oral agreement) as in effect on the date hereof. The Intellectual Property identified on Schedule 4(t) constitutes all the material

Intellectual Property necessary for use in the United States and in such other jurisdictions as is necessary for the conduct of the business of the Company and its subsidiaries as presently conducted. Except as set forth in Schedule 4(t), the Company has no notice or knowledge of any objection or claim being asserted by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property listed on Schedule 4(t) or challenging or questioning the validity or effectiveness of any such license, and has not received any such notice within the last five years.

     (u) Unlawful Payments and Contributions. Neither the Company nor its subsidiaries or any of their respective directors, officers or, to the Company's knowledge, any of their other employees or agents has (a) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any government official or employee from Company funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended in connection with the Company's and its subsidiaries' business; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person (whether or not a government official) with respect to matters pertaining to the Company.

     (v) Contracts and Commitments. (i) Except as expressly contemplated by this Agreement or as set forth on Schedule 4(v), neither the Company nor any of its subsidiaries is a party to any written or oral:

     (A) profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements (in each case excluding items disclosed on Schedule 4(r));

     (B) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or affiliates;

     (C) contract under which the Company or any of its subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

     (D) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company and its subsidiaries;

     (E) guarantee of any obligation of any other Person in excess of $100,000 (other than by the Company of a wholly-owned subsidiary's debts or a guarantee by a subsidiary of the Company's debts or another subsidiary's debts);

     (F) agreement under which it has granted any Person any registration rights (including piggyback rights);

     (G) contract or agreement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee;

     (H) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

     (I) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $500,000 per annum, other than purchase orders and sale orders made in the ordinary course of business;

     (ii) All of the contracts, agreements and instruments set forth on Schedules 4(t) and 4(v) are valid, binding and enforceable in accordance with
their respective terms.   Except as set forth on Schedules 4(t) and 4(v), the
Company and each of its subsidiaries have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach in each case in any material respect under any contract, agreement or instrument to which the Company or any of its subsidiaries is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance in each case in any material respect under any contract, agreement or instrument to which the Company or any of its subsidiaries is subject; neither the Company nor any of its subsidiaries has any present expectation or intention of not fully performing all such obligations; neither the Company nor any of its subsidiaries has knowledge of any material breach by the other parties.

     (iii) The Purchasers have been supplied with a true and correct copy of each of the written contracts and an accurate written description of the oral contracts listed on Schedules 4(t) and 4(v), together with all amendments, waivers or other changes thereto.

     (w) Labor Matters. (i) Except as set forth on Schedule 4(w), neither the Company nor any of its subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries.

     (ii) No employees of the Company or any of its subsidiaries are represented by any labor organization. Except as set forth in Schedule 4(w), no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the knowledge of the Company, there are no organizing activities involving the Company or any of its subsidiaries pending with, or threatened by, any labor organization.

     (iii) There are no material strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries. Except as would not have a Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employees or group of employees of the Company or any of its subsidiaries.

     (x) Insurance. Each insurance policy maintained by the Company and its subsidiaries with respect to its properties, assets and businesses is in full force and effect as of the date hereof. Neither the Company nor any of its subsidiaries is in default in any material respect with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company and its subsidiaries is customary for corporations of similar size engaged in similar lines of business.

     (y) Related Party Transactions. Except as set forth on Schedule 4(y) hereto, no Affiliate of the Company has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its subsidiaries which exceed $5,000 principal amount in any one case or $50,000 principal amount in the aggregate. Except as set forth on Schedule 4(y) hereto, no Affiliate of the Company (i) owns any direct or indirect interest of any kind (excluding holdings of less than five (5%) percent of the common stock of any publicly traded company) in, or is a director, officer, employee, partner or Associate (as such term is defined in Rule 12b-2 under the Exchange Act) of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (a) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its subsidiaries, (b) engaged in a business related to the business of the Company or (c) participating in any transaction to which the Company or any of its subsidiaries is a party or (ii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its subsidiaries. The Company believes that each of the contracts, arrangements or understandings set forth on Schedule 4(y) hereto to which the Company or any of its subsidiaries is a party provides for terms and conditions that are no less favorable to the Company then could be obtained from a non-Affiliate third-party in an arms-length transaction.

     5. Representations and Warranties of the Purchasers. The Purchasers hereby represent and warrant to the Company as follows:

     (a) Organization of Purchasers. Each of the Purchasers is duly organized and validly existing under the laws of the jurisdiction of its organization.

     (b) Authority and Authorization of the Purchasers. Each of the Purchasers has the requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by each of the Purchasers has been duly and validly authorized and no other proceedings on their part are necessary to authorize this Agreement or the Registration Rights Agreements or the transactions contemplated hereby or thereby. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by each of the Purchasers and is (assuming the due authorization, execution and delivery by the Company) a valid and binding agreement of each of the Purchasers, enforceable against each of the Purchasers in accordance with its terms except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

     (c) Non-Contravention. The execution, delivery and performance of this Agreement by each of the Purchasers and the consummation of any of the transactions contemplated hereby by such Purchaser will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Purchaser pursuant to any agreement, instrument, franchise, license or permit to which such Purchaser is a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statue, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to such Purchaser or any of its properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of Purchaser to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by each of the Purchasers and the consummation of the transactions contemplated hereby by such Purchaser do not and will not violate or conflict with any provision of the organizational documents of such Purchaser, as currently in effect.

     (d) No Consents. No consent, authorization or approval of, or filing with, any person or any U.S. or foreign federal, state or local governmental department, commission, board, agency or instrumentality is required to be made or obtained by any of the Purchasers in connection with their execution and performance of this Agreement, the Registration Rights Agreement or the purchase of the Shares, except for such consents, authorizations, approvals or filings, the absence of which would not prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

     (e) Experience of Purchasers; Acquisition for Investment. Each of the Purchasers is an accredited investor as defined in Regulation D under the Securities Act. Each of the Purchaser's financial condition and investments is such that it is in a position to hold the Shares and the shares of Common Stock issuable upon conversion of the Shares for an indefinite period, bear the economic risks of the investment and to withstand the complete loss of the investment. Each Purchaser has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of an investment in the Shares and the shares of Common Stock issuable upon conversion of the Shares. Each of the Purchasers represents that it is acquiring the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and that it has no present intention or plan to effect any distribution of the Shares or the shares of Common Stock issuable upon conversion of the Shares; provided, however that the disposition of each Purchaser's property shall at all times be and remain within such Purchaser's control and subject to the provisions of this Agreement and the Registration Rights Agreement. Each Purchaser understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. The Shares and the shares of Common Stock shall bear a legend as set forth in Section 11(r) hereof.

     (f) Rule 144. Each Purchaser acknowledges that the Shares and the shares of Common Stock issuable upon conversion of the Shares must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

     (g) HSR Act. No person has the right to 50% or more of the profits or 50% or more of the assets upon dissolution of any of the Purchasers and each Purchaser is its own ultimate parent entity for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     6. Covenants of the Company. The Company hereby covenants to the Purchasers as follows:

     (a) Reporting. The Company will, so long as the Shares or the shares of Common Stock issuable upon conversion thereof are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, file reports and other information with the Commission under
Section 13 or 15(d) of the Exchange Act.

     (b) Inspection of Property; Access to Information. The Company covenants that it will permit each of the Purchasers and the Purchasers' Affiliates, for so long as they own any Shares or shares of Common Stock that, in the aggregate, represent either (x) at least 50% of the Shares purchased hereunder (or shares of Common Stock issued upon conversion thereof) or (y) at least 7.5% of the Total Voting Power of the Company (the "Minimum Threshold"), and any Person acting in a representative capacity on behalf of any of the Purchasers and who is designated in writing by the Purchasers, to (i) upon reasonable notice to the Company and at such Person's expense, visit any of the properties and inspect any of the corporate books and financial records of the Company and its subsidiaries during normal business hours, provided that such visitations do not unreasonably disrupt the business of the Company or its subsidiaries and
(ii) reasonably request and be furnished with such data, books and records as will enable the Purchasers to confirm the Company's compliance with its obligations set forth in Section 6(e) hereof. The Purchasers shall, and shall cause any Person designated by them pursuant to the first sentence of this
Section 6(b) to, keep confidential all information furnished to, or made available to, them pursuant to this Section 6(b), nor shall any of them use, or permit any such

Person to use, any such information for any purpose other than to evaluate their investment in the Shares (or shares of Common Stock into which Shares have been converted); except that the Purchasers and such other holders shall have no obligation to keep confidential information which is or becomes generally available to the public other than as a result of a disclosure by the Purchasers or any such other holders or their representatives.

     (c) Financial Records. The Company will, and will cause each of its subsidiaries to, maintain in all material respects its financial records (including, but not limited to, its journals and ledgers) in accordance with generally accepted accounting principles and in accordance with any prescribed system of accounts applicable to the Company or any such subsidiary, as the case may be.

     (d) Election of Directors. (i) The Purchasers shall be entitled, with respect to each election of directors, to designate two persons to be elected to the Company's Board of Directors and such persons have been elected as directors of the Company at the meeting of the Company's Board of Directors on the date hereof (it being understood that one of such directors shall be in the class of directors whose terms expire in 1999 and one of such directors shall be in the class of directors whose terms expire in 2000), and the Company shall use its reasonable best efforts to have such persons elected to the Company's Board of Directors at each annual meeting (or special meeting, if applicable) of stockholders held thereafter (or, at each such meeting at which directors of the applicable class are to be elected). Such efforts by the Company shall include, without limitation, including the nominees of the Purchasers in management's slate for election and nomination, solicitation of proxies on their behalf and voting any Voting Securities held by the Company or its subsidiaries entitled to vote for such nominees. Prior to making the designation of any person to serve as a director of the Company, the Purchasers shall consult with the Company. In the event that any person so designated and elected to the Company's Board of Directors shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by such Board with a substitute nominee designated by the Purchasers.

     (ii) Notwithstanding the foregoing, the number of persons the Purchasers shall be entitled to designate for election to the Company's Board of Directors pursuant to this Section 6(d) shall be reduced as follows:

           (A) in the event the Purchasers and the Purchaser Affiliates both
      (x) shall have sold, transferred or otherwise disposed of not less than 25% of the Shares purchased hereunder (or shares of Common Stock issued upon conversion thereof) other than to a Purchaser Affiliate and (y) do not own Shares or shares of Common Stock that, in the aggregate, represent at least 12.5% of the Total Voting Power of the Company, the Purchasers shall be entitled to designate one director; or

           (B) in the event the Purchasers and the Purchaser Affiliates both
      (x) shall have sold, transferred or otherwise disposed of not less than 50% of the Shares purchased hereunder (or shares of Common Stock issued upon conversion thereof) other than to a Purchaser Affiliate and (y) do not own Shares or shares of Common Stock that, in the aggregate, represent at least 7.5% of the Total Voting Power of the Company, the Purchasers shall not be entitled to designate any directors;

it being understood that any such determination shall be made only as of the date and after giving effect to any such transfer.

           (iii) Each of the persons designated by the Purchasers for election to the Company's Board of Directors shall be entitled to compensation, including, without limitation, in the form of fees, option grants and expense reimbursements, that shall be not less favorable than that paid by the Company in respect of the services of any other non-management director of the Company.

           (e) Transactions with Shareholders and Affiliates. For so long as the Purchasers and the Purchaser Affiliates own Shares or shares of Common Stock that, in the aggregate, represent at least the Minimum Threshold, the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, make loans, advances or payments to, or sell, transfer or lease any assets or property to, any Person who beneficially owns in the aggregate 5% or more of the Voting Securities of the Company or any Affiliate or Associate (as such terms are defined in the rules and regulations under the Exchange Act) of such owner (a "Prohibited Transaction"), other than a Prohibited Transaction to which the Company or any of its subsidiaries is contractually bound on the Closing Date and which is disclosed in Schedule 4(y), unless a majority of the disinterested members of the Board of Directors of the Company has approved such transaction (and in connection therewith any director interested in such transaction shall recuse himself from the discussion and vote on such transaction); provided, however, that a change in the terms of any existing Prohibited Transaction shall require a similar Board determination. Notwithstanding the foregoing, a Prohibited Transaction shall not include any transactions involving payments by or obligations or transfers of property in the ordinary course of business with a value less than $25,000.

          (f) Exchange of Stock Certificates. Upon surrender of any certificate representing Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request.

          (g) Lost Certificates Evidencing Shares. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any of the Shares, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. A Purchaser's agreement of indemnity shall constitute indemnity satisfactory to the Company for the purposes of this Section 6(g).

          (h) Pre-Emptive Rights of Purchasers. For so long as the Purchaser and the Purchaser Affiliates own Shares or shares of Common Stock that, in the aggregate, represent at least the Minimum Threshold:

          (i) Each Purchaser shall have the right to purchase, pro rata, a portion of any New Securities (as hereinafter defined) that the Company may, from time to time hereafter, propose to sell and issue. Each such Purchaser's pro rata share of New Securities, for the purposes of this right, is the ratio of the sum of (x) the number of shares of Common Stock into which the Shares have been converted and which are held by such Purchaser at the time the New Securities are offered and (y) the number of shares of Common Stock into which the Shares held by such Purchaser at the time the New Securities are offered are then convertible (the "Conversion Shares") to the total number of then outstanding shares of Common Stock, including such Conversion Shares. "New Securities" shall mean any shares of capital stock or securities or rights convertible, exercisable or exchangeable for capital stock of the Company ("Convertible Securities"); provided, however, that New Securities does not include

           (A) capital stock issued or issuable on conversion or exercise of the Convertible Preferred Stock, options to purchase Common Stock or other Convertible Securities outstanding on the date hereof, or issued after the date hereof provided that the rights established by this
      Section 6(h) applied with respect to the initial issuance by the Company of such convertible securities;

           (B) capital stock or Convertible Securities issued by the Company pursuant to any public offering;

           (C) Common Stock issued in connection with any share split, payment of a dividend or other distribution in respect of its capital stock or recapitalization of the Company;

           (D) capital stock or Convertible Securities issued to a third party in connection with any acquisition of the stock or assets of another Person by the Company by merger, purchase, joint venture or other reorganization or business combination;

           (E) options to purchase Common Stock issued to employees, officers or independent directors of the Company, provided that any such issuance is or has been duly approved by the Compensation Committee of the Board of Directors of the Company and a majority of the disinterested members of the Board of Directors of the Company; and

           (F) capital stock or Convertible Securities issued to a third party in consideration of services provided by such third party.

           (ii) If the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser having a right under this Section 6(h) written notice of its intention, describing the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the same. Each such Purchaser shall have twenty-five (25) calendar days from the giving of such notice to agree to purchase its pro rata share of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

           (iii) If any of the Purchasers fail to exercise its right under this
Section 6(h) to purchase its pro-rata share of the New Securities within twenty-five (25) calendar days following the date of the first notice contemplated by Section 6(h)(ii), the Company shall have until the ninetieth
(90th) day following such date to enter into a letter of intent or definitive agreement and a period of ninety (90) days thereafter to sell any of the New Securities in respect of which such Purchaser's rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Purchasers pursuant to Section 6(h). If the Company has not entered into such a letter of intent or agreement or sold such New Securities within such period, the Company shall not thereafter issue or sell any such New Securities, without again first offering such securities to the Purchasers in the manner provided in this Section 6(h).

           7. Covenants of the Purchasers. Each of the Purchasers covenants with the Company as follows:

           (a) Prohibited Actions. From the Closing Date and until the date when the Purchasers and the Purchaser Affiliates do not own any Shares or any shares of Common Stock, the Purchasers shall not, singly or as part of a group, directly or indirectly, through one or more intermediaries or otherwise: (i) purchase, acquire or own, or offer, propose or agree to purchase, acquire or own, directly or indirectly, any Voting Securities, any option, warrant or other right to acquire, directly or indirectly, any Voting Securities or any securities which are convertible into or exchangeable or exercisable for Voting Securities (excluding, in each case, the Shares purchased pursuant to this Agreement and the Permitted Additional Securities (as defined below) and any securities issued upon conversion, exchange or otherwise in respect thereof); (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC), initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals, or induce or attempt to induce any other person to initiate any stockholder proposal, or advise or influence, or seek to advise or influence, any person with respect to the voting of any Voting Securities of the Company; (iii) deposit any Voting Securities in a voting trust or subject any Voting Securities to any agreement or arrangement with respect to the voting of any Voting Securities or other agreement having similar effect; (iv) form a partnership, syndicate or other group (as defined in Rule 13d-3 under the Exchange Act) for the purpose of acquiring, holding, voting or disposing of Voting Securities with any person that is not a Purchaser or Purchaser Affiliate, (v) vote for directors of the Company (other than the Purchasers' designees in accordance with Section 6(d)) except, at the Purchasers' election, voting in proportion to the votes of the stockholders of the Company that are not Affiliates of the Company or in accordance with the recommendations of the Board of Directors of the Company or (vi) prior to any conversion of the Shares, without the Company's consent, effect any short sales of the Common Stock; provided, however, that actions taken by any representative of the Purchasers on the Board of Directors of the Company, acting in his or her capacity as such a director, shall not violate this Section 7(a). The Purchasers further covenant to promptly cause the termination or resignation of any director of the Company designated by the Purchasers if, pursuant to Section 6(d)(ii) hereof, there is a reduction in the number of persons the Purchasers are entitled to designate as directors. In addition to and not in limitation of any other remedies at law or in equity available to the Purchasers for a breach of any provision of this Agreement or of the Certificate of Designation, the restrictions contained in this Section 7(a) shall not apply following the occurrence and during the continuation of any Restriction Event pursuant to clauses (i) or (ii) of Section 5(a) of the Certificate of Designation. The Company may not assign any of its rights under this Section 7(a) and the obligations of the Purchasers under this
Section 7(a) shall
not be binding upon any subsequent holders of the Shares other than Purchaser Affiliates. Notwithstanding anything in this paragraph to the contrary, in the event that (i) a third party (which term for purposes of this Section shall include any group as defined in Section 13(d)(3) of the Exchange Act) makes a tender or exchange offer which, if consummated, would result in such third party owning at least a majority of the Voting Securities and the Company's Board of Directors does not oppose such tender or exchange offer at the time at which it is required by applicable securities laws to make a recommendation regarding such tender or exchange offer to the Company's stockholders, (ii) the Company agrees to an acquisition by such a third party of shares representing at least 30% of the Voting Securities of the Company or a substantial portion of the assets of the Company (other than the purchase of assets in the ordinary course of business), (iii) the Company publicly announces its intent to consider a possible sale of the Company or any other transaction specified in this sentence or (iv) the Company's Board of Directors approves a definitive written agreement with respect to a business combination or other extraordinary transaction involving the Company as a result of which more than 50% of the assets of the Company would be transferred or a Change of Control (as defined below) would occur, then the restrictions in this Section 7(a) shall terminate. In addition, in the event that the Company enters into any confidentiality or "standstill" agreement with any third party in connection with a possible sale of the Company or other transaction specified in the preceding sentence, which agreement contains terms and conditions more favorable to such party than those contained in this Section 7(a) (other than solely with respect to the stated term of any such "standstill" obligations), the Company shall promptly notify the Purchasers in writing of such terms and conditions and the provisions of this Section 7(a) shall be deemed to be modified to reflect such terms and conditions to the extent they are in fact more favorable. For purposes hereof, (x) "Change of Control" shall mean any transaction as a result of which (i) the owners of a majority of the Voting Securities of the Company immediately prior to consummation of the transaction will not continue to own upon completion of the transaction (A) a majority of the Voting Securities of the Company or (B) a majority of the Voting Securities of any other person into or for the securities of which the Voting Securities of the Company will be converted or exchanged as a result of the transaction or (ii) as a result of which any third party is entitled to elect a majority of the members of the Board of

Directors of the Company, and (y) "Permitted Additional Securities" shall mean, with respect to the Purchasers, in the aggregate, up to an additional 400,000 shares of Common Stock plus 200,000 additional shares commencing on each of the fourth, fifth and sixth anniversaries of the Closing Date (subject to proportionate adjustment to reflect any stock dividends, stock splits, combinations or recapitalizations after the date of this Agreement) and any securities purchased pursuant to the preemptive rights pursuant to Section 6(h), and such additional purchases of securities as shall be approved by the Board of Directors of the Company.

           (b) Exempt Voting Securities. Notwithstanding anything to the contrary contained in this Agreement, (i) the restrictions and obligations contained in Section 7(a) shall not apply to any Voting Securities acquired or held by the State Board of Administration of Florida (the "State Board") with respect to which none of Centre Parallel Management Partners, L.P. ("CPMP"), the Purchasers, nor any of the Purchaser Affiliates has sole or shared voting or dispositive power with respect thereto pursuant to the Investment Management Agreement between the State Board and CPMP (the "Management Agreement"), but in any event such restrictions and obligations shall apply to the Shares acquired by the State Board pursuant to this Agreement (or shares of Common Stock into which such Shares have been converted), and (ii) except with respect to the Shares acquired pursuant to this Agreement (or shares of Common Stock into which such Shares have been converted, the State Board shall not be bound by the obligations or prohibitions set forth in Section 7(a); provided, however, that the foregoing shall not be deemed to be a limitation of any of the obligations imposed by this Agreement upon CPMP, acting on behalf of the State Board.

           8.  Conditions to the Obligations of the Parties.

           (a) Obligations of the Purchasers. The obligation of each of the Purchasers to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by the Purchasers of each of the following conditions:

               (i) General Conditions to Obligations of the Purchasers. The representations and warranties of the Company herein contained shall be true and correct in all material respects, as of the date hereof and as of the

Closing Date, and the Company shall have performed in all material respects its obligations hereunder.

             (ii) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by each of the parties thereto and shall continue to be in full force and effect.

            (iii) Officers' Certificates. The Purchasers at the Closing Date shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (1) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 4 hereof are true and correct in all material respects and (2) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior to the Closing Date have been duly performed in all material respects.

             (iv) Opinions. Each of the Purchasers at the Closing Date shall have received the opinion of Sonnenschein Nath & Rosenthal, in form and substance reasonably satisfactory to the Purchasers.

              (v) Certificate of Designation. The Certificate of Designation attached hereto as Exhibit B shall have been duly adopted by the Company and filed with the Secretary of State of Delaware.

             (vi) Material Adverse Effect. Since March 28, 1998 there shall have occurred no fact or condition which would have, or insofar as reasonably can be foreseen could have, a Material Adverse Effect.

            (vii) Schedules. The Purchasers shall have received from the Company the Schedules to this Agreement (other than Schedule I appended hereto) which Schedules shall be in form and substance in all material respects satisfactory to the Purchasers.

           (viii) Transfer Agent Certificate. The Purchasers shall have received a certificate of the Company's transfer agent with respect to the number of issued and outstanding shares of the Company's common stock.

             (ix) Loan Facilities. The Loan Facilities shall have closed and the Company shall have received at least $82 million in cash thereunder, and the terms of such Loan Facilities shall be satisfactory to the Purchasers.

             (x) Windmere. The Proposed Transactions with Windmere-Durable Holdings, Inc. referred to in the "highly confident" letter dated June 25, 1998 from Centre Partners Management LLC to the Special Committee of the Board of Directors of the Company shall have been, or shall concurrently with the Closing be, consummated.

            (xi) Directors. Concurrently with the Closing, the designees of the Purchasers shall have been elected to the Board of Directors of the Company as provided in Section 6(d) hereof.

           (xii) Incumbency; Resolutions. The Company shall have delivered to the Purchasers a certificate, dated the Closing Date and in form and substance reasonably satisfactory to the Purchasers, of the President or the Chief Executive Officer of the Company as to (i) the incumbency of those officers of the Company who shall be executing and delivering this Agreement and the Registration Rights Agreement, which shall be certified by the Secretary of the Company, and (ii) the adoption of appropriate corporate resolutions authorizing the execution and delivery of each of this Agreement and the Registration Rights Agreement and consummation of the transactions contemplated hereby and thereby.

           (b) Obligations of the Company. The obligation of the Company to sell the Shares to each of the Purchasers is subject to the accuracy of the representations and warranties of each of the Purchasers herein contained except to the extent any inaccuracies do not materially impair the ability of the Purchasers to consummate the transaction contemplated by the Agreement, as of the date hereof and as of the Closing Date, and to the performance in all material respects by each of the Purchasers of its obligations hereunder.

           (c) Obligations of Each of the Company and the Purchasers. The obligations of each of the Company and the Purchasers to consummate the transactions contemplated herein are subject to the satisfaction of the following conditions:

               (i) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction prohibiting or preventing consummation of the transactions contemplated herein shall be in effect.

              (ii) NASDAQ. The NASDAQ National Market System shall have confirmed that the issuance and sale of the Shares does not constitute a "change of control" or otherwise require shareholder consent under the rules of the NASDAQ National Market System.

           9. Definitions.

           "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement) and any person who is a director of, or beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) five percent or more of the outstanding Common Stock, of the Company.

           "By-laws" shall mean the By-laws of the Company, as amended to the Closing Date.

           "Capital Stock" shall mean with respect to any person any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person.

           "Certificate of Designation" shall mean the Certificate of Designation setting forth the relative powers, preferences and rights and qualifications, limitations and restrictions of the Convertible Preferred Stock in the form of Exhibit B hereto.

           "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

           "Financial Statements" shall mean the consolidated balance sheets of the Company and its subsidiaries at July 1, 1995, June 29, 1996 and June 28, 1997; March 29, 1997 and March 28, 1998; and May 30, 1998, and the consolidated statements of income and cash flows for each of the three years in the period ended June 28, 1997, including the notes thereto, all as reported on by Deloitte & Touche, independent accountants, and for the thirty-nine weeks ended March 29, 1997 and March 28, 1998, and the one month and year to date periods ended May 30, 1998 and the comparable period of the immediately preceding fiscal year of the Company.

           "Indebtedness" shall mean, for any entity, (a) its liabilities for borrowed money or the deferred purchase price of property or services, (b) capitalized lease obligations of such entity, and (c) all liabilities of any other entity for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable, and any such purchase price payable for goods or services acquired, in either case in the ordinary course of business) (i) which is or are secured by any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property owned by such entity, whether or not such entity has assumed or become liable for the payment of such liability, or (ii) for which such entity has assumed or otherwise become directly or contingently liable for the payment of such liability.

           "June 28, 1997 Balance Sheet" shall mean the balance sheet of the Company and its subsidiaries as of such date, including the notes thereto, included in the Financial Statements.

           "Loan Facilities" shall mean the Credit Agreement dated on or about the Closing Date among the Company as Borrower, the lenders party thereto and Lehman Brothers Inc. or its affiliates, as Arranger and agents thereunder and all renewals, extensions, amendments and modifications thereof and any refunding or refinancing of the Indebtedness thereunder so long as the same is in the form of Indebtedness under a credit facility with banks or other financial institutions.

           "March 28, 1998 Balance Sheet" shall mean the balance sheet of the Company and its subsidiaries as of such date, including the notes thereto, included in the Financial Statements.

           "Material Adverse Effect" shall mean a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operation of the Company and its subsidiaries, taken as a whole.

           "Person" shall mean any individual, partnership, joint venture, corporation, trust, organization, government or department or agency of a government.

           "Preferred Stock" shall mean the Company's Preferred Stock, par value $.01 per share designated in Article IV of the Second Amended and Restated Certificate of Incorporation.

           "Purchaser Affiliate" shall mean any Affiliate of a Purchaser, and shall include any successor to (but not any assignee of) a Purchaser or Purchaser Affiliate, it being understood that any limited partner of any Purchaser shall not be an Affiliate of such Purchaser solely by virtue of its status as such a limited partner.

           "Registration Rights Agreement" shall mean the Registration Rights Agreement with respect to the Shares substantially in the form of Exhibit A attached hereto.

           "Second Amended and Restated Certificate" shall mean the Second Amended and Restated Certificate of Incorporation of the Company.

           "Shares" shall have the meaning set forth in Section 2.

           "Subsidiary" shall mean any Person a majority of the voting stock of which is owned by the Company.

           "Total Voting Power" of any Person at any time shall mean the total combined voting power in the general election of directors of all the outstanding shares of all classes of capital stock of such Person which are then entitled to vote generally in the election of directors.

           "Voting Securities" shall mean Common Stock and any other securities of the Company entitled to vote generally for the election of directors.

           10. Indemnification.

           (a) Company Indemnification. The Company agrees to indemnify and hold harmless each Purchaser, each person who controls any Purchaser within the meaning of Section 15 of the Securities Act and/or Section 20 of the Exchange Act, each member of any advisory or similar committee or Board of each of the Purchasers, its Affiliates and each of their respective officers, directors, employees, representatives and agents (the "Purchaser Indemnitees"), to the fullest extent lawful, from and against (i) any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, judgments, amounts paid in settlement in accordance with Section 10(c) and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements)(hereinafter collectively referred to as a "Loss" or "Losses"), joint or several that may be incurred by or asserted or awarded against any Purchaser Indemnitee in each case arising out of or in connection with or relating to any investigation, litigation, or proceeding or the preparation of any defense with respect thereto arising out of any inaccuracy in or breach violation or nonobservance of the representations, warranties, covenants or agreements made by the Company herein or in the Registration Rights Agreement and (ii) any and all Losses relating to or arising out of any action or failure to act undertaken by a Purchaser Indemnitee at the specific written request of or with the written consent of the Company or its Chairman or otherwise relating to or arising out of the transactions contemplated hereby or by the Registration Rights Agreement, provided that any Loss referred to in this clause (ii) shall (x) have been incurred or suffered by a Purchaser Indemnitee in connection with a threatened or actual investigation, action, suit, claim or proceeding involving the Purchaser Indemnitee as defendant, co-defendant, deponent, witness or in any capacity whatsoever other than as a plaintiff initiating an action, suit, claim or proceeding against any person or entity and
(y) not have resulted from the bad faith, wilful misconduct or gross negligence of such Purchaser Indemnitee, as determined by a court of competent jurisdiction in a final, non-appealable order.

           (b) Purchaser Indemnification. The Purchasers agree to indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company, and each person who controls the Company within the meaning of Section 15 of the Securities Act and/or Section 20 of the Exchange Act from and against any and all Losses suffered or incurred by the Company as a result of any inaccuracy in or breach, violation or nonobservance of the representations, warranties or covenants made by the Purchasers herein.

           (c) Expenses, Reimbursement. Any Person (an "Indemnifying Person") who is obligated to indemnify another Person (an "Indemnified Person") pursuant hereto promptly shall reimburse any such Indemnified Person for all Losses constituting reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) for which indemnity is available under Sections 10(a) or 10(b), whether or not such Indemnified Person is a party thereto. To the extent that any Indemnifying Person shall indemnify or reimburse any Indemnified Person for Losses or expenses pursuant to Sections 10(a), 10(b) or this Section 10(c) and it is subsequently judicially determined that such Indemnified Person is not entitled to such indemnity or reimbursement of expenses hereunder, such Indemnified Person shall promptly refund to any Indemnifying Person the amounts so received by it. In the event that any Indemnified Person shall appeal a judgment contemplated by the preceding sentence that is adverse to such Indemnified Person and thereafter it shall be judicially determined that such Indemnified Person was entitled to indemnity hereunder, such Indemnifying Person shall reimburse the Indemnified Person for all Losses incurred by such Indemnified Person, including without limitation amounts earlier refunded to such Indemnifying Person by such Indemnified Person and the costs associated with pursuing and prosecuting the appeal.

           (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 10(a) and 10(b) is due in accordance with its terms but is for any reason held by a court to be unavailable from any Indemnifying Person on grounds of public policy or otherwise, then such Indemnifying Person shall, to the fullest extent permitted by law, contribute to the aggregate Losses of such Indemnified Person in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the conduct which resulted in the Loss. The parties agree that it would not be just or equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of relative fault and other equitable considerations. The parties further agree that if and to the extent that pro rata contribution were nevertheless considered by a court, all Purchaser Indemnitees collectively on the one hand, and the Company and each other Person indemnified pursuant to Section 10(b) collectively on the other hand, shall each be deemed to be one person. No Purchaser Indemnitee shall in any event have liability to the Company arising out of any inaccuracy in or breach of the representations, warranties, covenants or agreements made by the Company herein; other conduct by the Company or its employees or agents; or any action or failure to act undertaken by a Purchaser Indemnitee at the written request of or with the written consent of the Company.

           (e) Indemnification Procedure. An Indemnified Person shall give written notice to the Indemnifying Person of any claim with respect to which it seeks indemnification promptly after the discovery by such parties of any matters giving rise to a claim for indemnification pursuant to Sections 10(a) or 10(b), as the case may be; provided that the failure of any Indemnified Person to give notice as provided herein shall not relieve any Indemnifying Person of its obligations under this Section 10 except to the extent that such Indemnifying Person is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against any Indemnified Person, the Indemnifying Persons shall be entitled to participate in and, unless in the reasonable good faith judgment of the Indemnified Persons a conflict of interest between them and the Indemnifying Persons may exist in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Persons, and after notice from the Indemnifying Persons to the Indemnified Persons of their election so to assume the defense thereof, the Indemnifying Persons shall not be liable to such Indemnified Persons for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any event, unless and until the Indemnifying Persons elect in writing to assume and do so assume the defense of any such claim, proceeding or action, the Indemnified Persons' reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be Losses subject to indemnification hereunder in accordance with the provisions hereof. If the Indemnifying Persons elect to defend any such action or claim, then the Indemnified Persons shall be entitled to participate in such defense with counsel of their choice at their sole cost and expense. The Indemnifying Persons shall not be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Persons shall not unreasonably withhold, delay or condition their consent. Anything in this Section 10 to the contrary notwithstanding, the Indemnifying Persons shall not, without the Indemnified Persons' prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the

Indemnified Persons or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Persons, a release from all liability in respect of such claim.

           (f) Survival. The obligations of the Company and the Purchasers under this Section 10 shall survive the transfer of any Shares or shares of Common Stock or the Closing or termination of this Agreement and the transactions contemplated hereby. The agreements contained in this Section 10 shall be in addition to any other rights of any party hereto against any other party with respect to the matters referred to in Sections 10(a), 10(b) and 10(c) or others, except that, absent fraud, this Section 10 shall be the exclusive remedy of the Purchasers for any claims for Losses arising as a consequence of any breach of the representations and warranties of the Company hereunder other than the representations and warranties set forth in Sections 4(a), (b), (c),
(d), (e) and (j) hereof (the "Excluded Representations").

           (g) Indemnification Threshold. Notwithstanding anything herein to the contrary, the Company shall not have any liability under Section 10(a)(i) (other than in respect of the Excluded Representations) unless the aggregate amount of Losses to the indemnified parties based on, attributable to or resulting from the failure of the representations and warranties of the Company hereunder (other than the Excluded Representations) to be true and correct exceeds $2,000,000 and, in such event, the Company shall be required to pay the full amount of such Losses including the first $2,000,000.

           11. Miscellaneous. (a) Home Office Payment. The Company agrees that, as long as the Purchasers shall hold any Shares, any payments to be made on, or in connection with the redemption of, such Shares will be made at the place and in the manner indicated on Schedule 11(a) hereto or such other place or manner as the Purchasers may designate in writing.

           (b) Expenses. Except for Barrington Associates, who have provided certain brokerage and financial advisory services to the Company with respect to the issuance and sale of the Shares, the Company on the one hand and the Purchasers on the other each represents to the other that it has not used a broker in connection with the transactions contemplated by this Agreement. Whether or not the transactions contemplated hereby shall be consummated, the

Company agrees to pay, and hold the Purchasers harmless against liability for the payment of, up to $400,000 (or $450,000 if the Closing shall occur) (unless the Company and the Purchasers agree upon a higher limit) of reasonably documented out-of-pocket expenses (including amounts paid to third parties) arising in connection with the preparation, negotiation and execution of this Agreement, the Registration Rights Agreement and the Closing of the purchase and sale of the Shares, including, without limitation, the reasonable fees and expenses of the Purchasers' counsel retained in connection with such agreements and the Closing. The Company shall be responsible for any and all fees and expenses owing to Barrington Associates. In addition, at the Closing, the Company shall pay a transaction fee of $500,000 to Centre Partners Management LLC.

           (c) Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive until the tenth (10th) business day following the filing by the Company of its Annual Report on Form 10-K, including all required financial statements, for the 1999 fiscal year. No action may be brought pursuant to Section 10 with respect to a breach of any representation or warranty in this Agreement after such time unless, prior to such time, the party seeking to bring such action has notified the other party of such claim, specifying in reasonable detail the nature of the loss suffered.

           (d) Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties pursuant to this paragraph. Neither the Company nor the Purchasers shall assign all or any part of this Agreement without the prior written consent of the other parties, provided that nothing in this Section 11(d) shall restrict or require the consent of the Company, subject to Section 11(r), for any transfer or assignment of the Shares (or shares of Common Stock into which the Shares shall have been converted) or the rights of the Purchasers under the Registration Rights Agreement in accordance with the provisions thereof.

           (e) Independent Investment Banking Firm. So long as the Purchasers or any Purchaser Affiliates hold any Shares, any independent investment banking firm or appraisal firm used pursuant to Section 3 of the Certificate of Designation shall be mutually acceptable to the Company, on the one hand, and the Purchasers or such Purchaser Affiliates on the other hand.

           (f) Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

           (g) Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if personally served or transmitted via telecopy, (ii) on the next business day after delivery to an overnight carrier or (iii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:


(i)    If to the Company:   Salton/Maxim Housewares, Inc
                            550 Business Center Drive
                            Mount Prospect, Illinois 60056
                            Attention:  Chairman

       With a copy to:      Sonnenschein Nath & Rosenthal
                            8000 Sears Tower
                            Chicago, Illinois  60606
                            Attn:  Neal Aizenstein
                            Fax:  312-876-7934

(ii)(a) If to a Purchaser, to:

                            c/o Centre Partners Management LLC
                            30 Rockefeller Plaza
                            Suite 5050
                            New York, New York 10020
                            Attention:   Bruce G. Pollack
                                         Robert A. Bergmann
                            Telecopier:  (212) 332-5801

       With a copy to:

                            Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, New York 10153
                            Attention: Norman D. Chirite, Esq.
                            Telecopier:  (212) 310-8007

           (h) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF

THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

           (i) Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire understanding and agreement of the parties hereto relating to the purchase and sale of the Shares and supersedes any and all other understandings, negotiations or agreements between the parties hereto relating to the sale and purchase of the Shares.

           (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

           (k) Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

           (l) Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

           (m) Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by the Company and the holders of the Shares (or of the securities issued upon the conversion or exchange of the Shares) representing a majority of the voting rights of the Shares (or other securities) outstanding, it being understood that the Shares (or any other securities other than Common Stock) shall be deemed to have been converted into Common Stock for such purpose.

           (n) Waiver. Any agreement on the part of a party hereto to any waiver of any provision hereof shall be valid against such party only if set forth in an instrument in writing signed by such party but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not be deemed to be construed as a further or continuing waiver of any such obligation, covenant agreement or condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement and shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

           (o) Sections, Exhibits, Schedules. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement. References to this Agreement include, unless otherwise specified, the exhibits or Schedules attached hereto.

           (p) Specific Enforcement. Purchasers, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the covenants contained in Section 6(d), (e) or (h) or
(k) or Section 7(a) of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that such covenants are not performed in accordance with their terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the covenants referred to in the immediately preceding sentence and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other rights and remedies to which they may be entitled at law or equity.

           (q) Confidentiality. The Purchasers agree that they shall not disclose any non-public information concerning the Company which they receive from the Company except (i) such information which is required to be disclosed by applicable law or in connection with any legal proceeding and (ii) disclosures to directors, officers, employees, agents and representatives of the Purchasers who agree to maintain the confidentiality of such information in accordance with this Section 11(q). The foregoing shall not apply to information that shall be or hereinafter become publicly available other than as a result of a disclosure by the Purchasers or information which has been or is subsequently acquired by the Purchasers from a third party who, to the knowledge of the Purchasers after due inquiry, is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to the Company.

           (r) Restrictive Legend. (i) Each certificate representing (i) the Shares, (ii) shares of the Common Stock issuable upon conversation of any Shares, and (iii) any other securities issued in respect of the Shares or Common Stock issued upon conversation of any Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (each of the foregoing securities in (i) through (ii) being referred to herein as "Restricted Securities"), shall (unless otherwise permitted by the provisions of Section 11(r)(ii) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to the legend required under any applicable state securities laws):

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATIONS OR EXEMPTIONS THEREFROM UNDER SAID ACT OR LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

           The Company will promptly, upon request, remove any such legend when no longer required by the terms of this Agreement or by applicable law.

           (ii) Transfers. Unless there is in effect a registration statement under the Securities Act covering a proposed transfer of any Restricted Securities, each certificate evidencing the Restricted Securities transferred by the holder thereof shall bear the restrictive legend set forth in Section 11(r)(i) above except that such certificate shall not bear such restrictive legend if (i) in the opinion of counsel for such holder, such legend is not required in order to establish compliance with any provisions of the Securities Act, (ii) a period of at least one year has elapsed since the later of the date the Restricted Securities were acquired from the Company or from an affiliate of the Company, and such Person represents to the Company that it is not an affiliate of the Company and has not been an affiliate during the preceding three months, or (iii) the Restricted Securities have been sold pursuant to Rule 144(k) and the certificate is accompanied by a representation by such Person that it is not an affiliate of the Company, has not been an affiliate during the three-month period prior to the sale and has held the Restricted Securities for more than two years.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                        THE COMPANY

                                   SALTON/MAXIM HOUSEWARES, INC.


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:


                                        THE PURCHASERS:


                                   CENTRE CAPITAL INVESTORS II, L.P.
                                   CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                                   CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.


                                             By:  Centre Partners II, L.P.
                                                  General Partner

                                             By:  Centre Partners Management LLC
                                                  Attorney-in-fact

                                             By:
                                                ----------------------------
                                                Bruce G. Pollack
                                                Managing Director

                            STATE BOARD OF ADMINISTRATION OF FLORIDA


                            By:  Centre Parallel Management Partners,
                                 L.P.
                                 Manager

                            By:  Centre Partners Management LLC
                                 Attorney-in-fact

                            By:
                               ----------------------------
                                 Bruce G. Pollack
                                 Managing Director


                            CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                            CENTRE PARTNERS COINVESTMENT, L.P.

                            By:  Centre Partners II LLC
                                 General Partner

                            By:
                               ---------------------------------
                                 Bruce G. Pollack
                                 Managing Director

                                   SCHEDULE I


                                                            Purchase                  Investment
                                                              Price         Shares    Percentage
                                                           ------------   ----------  ----------

CENTRE CAPITAL INVESTORS II, L.P.                          $12,312,000      12,312     30.7800%

CENTRE CAPITAL TAX-EXEMPT                                    4,006,000       4,006     10.0150%
  INVESTORS II, L.P.

CENTRE CAPITAL OFFSHORE                                      2,679,000       2,679      6.6975%
  INVESTORS II, L.P.

CENTRE PARALLEL MANAGEMENT                                     189,000         189      0.4725%
  PARTNERS, L.P.

CENTRE PARTNERS COINVESTMENT, L.P.                           2,117,000       2,117      5.2925%

STATE BOARD OF ADMINISTRATION                               18,697,000      18,697     46.7425%
  OF FLORIDA                                               -----------      ------    ---------

                                                           $40,000,000      40,000    100.0000%
                                                           ===========      =======   =========

                                                                       EXHIBIT A


     REGISTRATION RIGHTS AGREEMENT dated as of July 15, 1998 by and among SALTON/MAXIM HOUSEWARES, INC., a Delaware corporation (the "Company"), and each of the parties listed on the signature pages hereto under the caption "Purchasers" (each, a "Purchaser," and collectively, the "Purchasers").

     This Agreement is made pursuant to the Stock Purchase Agreement (the "Purchase Agreement"), dated as of July 15, 1998, by and among the Company and the Purchasers, whereby the Company has agreed, among other things, to issue to the Purchasers 40,000 shares of its Series A Voting Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Preferred Stock is convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a conversion price of $17.00 per share, as such price may be adjusted pursuant to the Certificate of Designation of the relative powers, preferences and rights and qualifications of the Preferred Stock.
     In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. This

Agreement shall become effective upon the issuance of the shares of Preferred Stock to the Purchasers pursuant to the Purchase Agreement.

     In consideration of the foregoing and the respective covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     SECTION 1. Definitions. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Purchase Agreement. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Blue Sky Filing" is defined in Section 2.07(a) of this Agreement.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" is defined in the introduction to this Agreement.

     "Company" is defined in the introduction to this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section therein shall include a reference to the comparable section, if any, of any such successor federal statute.

     "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

     "Preferred Stock" is defined in the introduction to this Agreement.

     "Purchase Agreement" is defined in the introduction to this Agreement.

     "Purchasers" is defined in the introduction to this Agreement.

     "Registrable Securities" means any (i) shares of Preferred Stock, (ii) shares of Common Stock issued upon the conversion of the Preferred Stock and
(iii) securities issued or issuable with respect to any shares of Preferred Stock or Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and in the opinion of counsel reasonably satisfactory to the Company subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

     "Registration Expenses" is defined in Section 2.09(a) of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section therein shall include a reference to the comparable section, if any, of any such similar federal statute.

     SECTION 2. Registration under Securities Act.

     SECTION 2.01. Demand Registration. (a) Request. At any time after the date hereof, upon the written request of the Purchasers that the Company effect the registration under the Securities Act of all or part (subject to Section 2.01(f)) of the Purchasers' Registrable Securities and specifying the types of Registrable Securities to be registered and the intended method of disposition thereof, the Company will give prompt written notice of such request to all registered holders of Registrable Securities, and thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been requested to register by the Purchasers, and

                  (ii) all other Registrable Securities which the Company has been requested to register by written request of the holders thereof given to the Company within 30 days after the giving of the aforesaid written notice by the Company (specifying the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the intended disposition of the Registrable Securities to be so registered.

     (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.01 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Purchasers in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the Purchasers shall have consented in writing to the inclusion of such other securities.

     (c) Registration Statement Form. Registrations under this Section 2.01 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration; provided, however, that if at the time of such registration the Company satisfies the eligibility requirements for use of a registration statement on Form S-3 under the Securities Act, the Purchasers may request a registration on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration") and the Company shall use all reasonable efforts to cause the registration to be made on such form. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Purchasers or counsel to the Company, is required to be included.

     (d) Effective Registration Statement. A registration requested pursuant to this Section 2.01 shall not be deemed to have been effected and will not be considered one of the three demand registrations which may be requested pursuant to this Agreement (i) if the registration statement with respect thereto does not become effective, (ii) if after it has become effective, it does not remain effective for a period of at least 90 days or, in the case of a Shelf Registration, one year (or in each case such shorter period during which all the Registrable Securities registered thereunder are sold or disposed of) or such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of the failure or refusal of a holder of Registrable Securities to satisfy or perform a condition to such closing or a default by an underwriter. If a demand is made pursuant to Section 2.01 and the Company files a registration statement and causes (or is in the process of causing) such registration statement to become effective and the holders requesting registration decide not to proceed with such registration for reasons other than a breach by the Company of its obligations hereunder or the Company's inability or failure to obtain the effectiveness of such registration statement, such request shall nevertheless count as one demand under Section 2.01.

     (e) Priority in Demand Registrations. If a demand registration pursuant to this Section 2.01 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy sent to each holder of the Registrable Securities requesting registration) that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Purchasers or such other person entitled to make a demand registration pursuant to Section 8 hereof, such registration will include only that number of Registrable Securities which the Company is so advised can be sold in such offering, drawn pro rata from the holders of the Registrable Securities requesting such registration on the basis of the percentage of Registrable Securities held by the holders of Registrable Securities which have requested that such securities be included. In connection with any such registration, no securities other than Registrable Securities shall be covered by such registration.

     (f) Limitations on Registration; Expenses. The Company will not be required to effect, in the aggregate, more than three demand registrations pursuant to this Section 2.01 (or any other provision of this Agreement), of which the Company shall pay all Registration Expenses in connection with all three demand registrations. The Company shall not be required to effectuate any registration pursuant to this Section 2.01 within less than six months after the end of the effectiveness period of any other registration pursuant to
Section 2.01. Notwithstanding the foregoing, no demand may be made in respect of a number of Registrable Securities by all holders demanding registration which is less than the lesser of (x) 25% of the total Registrable Securities originally issued (or the equivalent thereof in the case of securities issued upon the conversion thereof) or (y) the number of Registrable Securities having a market value (as reasonably estimated in good faith by the holders requesting registration) of at least $10,000,000.

     SECTION 2.02. Incidental Registration. (a) Right to Include the Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Forms S-l, S-2 or S-3 or any successor or similar form(s), whether or not for sale for its own account, it will each such time give prompt written notice to the Purchasers and all other holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.02. Upon the written request of any such holder made within 30 days after the receipt of any such notice (15 days if the Company gives telephonic notice to all holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities to be disposed of by such holder), the Company will, subject to the next sentence, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition of such Registrable Securities to be so registered. If the Company thereafter determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights (if any) of the Purchasers or an assignee to request that such registration be effected as a registration under Section 2.01, and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registration of such other securities. All obligations of the Company with respect to any registration described in this Section 2.02(a) shall be subject to the rights of the Company set forth in the immediately preceding sentence. No registration effected under this Section 2.02 shall relieve the Company of its obligation to effect any registration upon request under Section 2.01. The Company will pay all Registration Expenses in connection with registration of

Registrable Securities requested pursuant to this Section 2.02. If such offering is to be underwritten, the holders seeking to sell such Registrable Securities agree to join in such underwritten offering.

     (b) Priority in Incidental Registrations. In a registration pursuant to this Section 2.02 involving an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company by or through one or more underwriters of recognized standing, if the managing underwriter of such underwritten offering shall inform the Company and the holders of Registrable Securities requesting registration in such offering by letter of its belief that the number or type of securities to be included in such registration would interfere with the successful marketing of the securities being distributed by such underwriters, then the Company will be required to include in such registration only that number and type of Registrable Securities which it is so advised can be sold in such offering, drawn pro rata from the holders of Registrable Securities requesting such registration and the holders of any other securities to be registered (whether or not pursuant to the exercise of a demand registration right by such holders) on the basis of the number of securities the registration of which shall have been requested by such holders (it being understood that this provision shall not limit the number of securities that the Company shall be entitled to register for sale for its own account).

     SECTION 2.03. Registration Procedures. In connection with the Company's obligations pursuant to Sections 2.01 and 2.02 hereof, the Company will use its reasonable best efforts to effect such registrations to permit the sale of Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:
                  (a) prepare and, as soon as reasonably practicable and in any event within 30 days after the end of the period within which requests for registration may be given to the Company, file with the Commission (but not earlier than 90 days after the end of the Company's fiscal year or 45 days after the end of the last fiscal quarter), a registration statement or registration statements on the appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective and to remain continuously effective for a period of 90 days following the date on which such registration statement is declared effective (or, in the case of a Shelf Registration, for a period of one year following such date); provided that the Company shall have no obligation to maintain the effectiveness of such registration statement after the sale of all Registrable Securities registered thereunder or for a period longer than that specified in this paragraph (a);

                  (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

                  (c) notify the selling holders of Registrable Securities, and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company made as contemplated by Section 2.04(a) below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the

             Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event which requires the making of any changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) if the Company reasonably determines that a post-effective amendment to a registration statement would be appropriate;

                  (d) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) if requested by the managing underwriters or any holder of Registrable

             Securities being sold in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and such holder agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if requested by any holder of Registrable Securities covered by such registration statement or any underwriter of such Registrable Securities;

                  (f) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (g) deliver to each holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                  (h) prior to any public offering of Registrable Securities, use its reasonable best
             efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any selling holder or underwriter reasonably requests in writing; keep each such registration or qualification effective during the period such registration statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (i) cooperate with the selling holders of Registrable
             Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                  (j) use its reasonable best efforts to cause the Registrable
             Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (k) upon the occurrence of any event contemplated by
             paragraph (c)(vi) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (l) take all such actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities;

                  (m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (n) permit any holder of Registrable Securities, which
             holder, in the judgment of its counsel, might be deemed to be a "control person" of the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to participate in the preparation of such registration statement and include therein material, furnished to the Company in writing which, in the reasonable judgment of such holder and its counsel, is required to be included therein;

                  (o) use its reasonable best efforts to cause all such
             Registrable Securities to be listed on each securities exchange, if any, on which Registrable Securities of the type then being registered are listed; and

                  (p) provide and cause to be maintained a transfer agent and registrar (if applicable) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

     The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each holder of Registrable Securities as to which any registration is being effected agrees to notify the Company, as promptly as practicable, of any inaccuracy or change in information previously furnished by such holder to the Company or of the happening of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such holder or the distribution of such Registrable Securities or omits to state any material fact regarding such holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to such holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.03(c)(ii), (iii), (v), (vi) or (vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice.

     SECTION 2.04.   Underwritten Offerings.

     (a) Demand Underwritten Offerings. In any offering by holders of Registrable Securities pursuant to a registration requested under Section
2.01, sales shall, at the request of the Purchasers, be made through a nationally recognized investment banking firm (or syndicate managed by such a firm) selected by the holders of at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering and approved by the Company (which approval shall not be unreasonably withheld) and the Company shall enter into an underwriting agreement which shall be reasonably satisfactory in form and substance to each holder and the underwriters and which shall contain representations, warranties and agreements (including indemnification agreements to the effect and to the extent provided in Section 2.07(a)) as are customarily included by an issuer in underwriting agreements with respect to primary distributions. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder3s Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by

Section 2.02 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.02 and subject to the provisions of Section 2.02(b), use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     SECTION 2.05. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such registration statement, their underwriters, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders3 and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     SECTION 2.06. Limitations, Conditions and Qualifications to Obligations Under Registration Covenants. The obligations of the Company to use its reasonable efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

     (a) The Company shall not be obligated to file or keep effective any registration statement pursuant to Section 2.01 hereof at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year.

     (b) The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 30 days and not more than once in any six-month period) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.01 if the Company determines, in its reasonable judgment, that (i) the Company is in possession of material information that has not been disclosed to the public and the Company reasonably determines that it would be significantly detrimental to the Company and its stockholders to disclose such information at such time in a registration statement or (ii) such registration and offering would significantly interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates (as defined in the rules and regulations adopted under the Exchange Act) and, in any such case, the Company promptly gives the requesting holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the requesting holders of Registrable Securities shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Purchasers and their assignees are entitled pursuant to Section 2.01 hereof.

     (c) No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     SECTION 2.07. Indemnification. (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the holder of any Registrable Securities whose Registrable Securities are covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under Blue Sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to any holder of Registrable Securities seeking such indemnification and the underwriters), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not (i) apply to such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller or such underwriter specifically stating that it is for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any

Blue Sky Filing or (ii) inure to the benefit of any underwriter or any person controlling such underwriter, to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus.

     Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

     (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.01 or 2.02, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.07(a)) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in such registration statement, preliminary prospectus, final prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In no event shall any indemnity or contribution paid by any seller to the Company pursuant to this Section 2.07, or otherwise, exceed the proceeds received by such seller in such offering. In the case of an underwritten offering of Registrable Securities, each holder of Registrable Securities shall agree to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, with respect to information furnished by them for use in the registration statement or prospectus to the extent customary in the circumstances for a selling stockholder in an underwritten public offering.


     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.07(a), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter within five days of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.07(a), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable good faith judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's reasonable out-of-pocket costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party appraised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Contribution. (i) If the indemnification from the indemnifying party as provided in this Section 2.07 is unavailable or is otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue (or alleged untrue) statement of a material fact or omission (or alleged omission) to state a material fact, has been made, or related to information supplied by such indemnifying party, and the parties3 relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.07(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.07 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If however, indemnification is available under this Section 2.07, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.07(a) and (b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.07(d).

     (e) Indemnification Payments. The indemnification and contribution required by this Section 2.07(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (f) Other Rights; Liabilities. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     SECTION 2.08.  Adjustments Affecting Registrable Securities.

     (a) During any period commencing on either (i) the date a request for a demand registration has been made pursuant to Section 2.01(a) hereof or (ii) the date on which any holder of Registrable Securities makes written request in accordance with the terms of Section 2.02(a) hereof to have its Registrable Shares registered, and in either event, terminating on the date which is the earlier of (i) 180 days after the date on which the registration statement registering such Registrable Securities becomes effective and (ii) the date on which all Registrable Securities registered under such registration statement are sold, transferred or disposed of, the Company will not, without the consent of the Purchasers, effect, permit to occur or announce any future intent to effect or permit to occur, any combination or subdivision of shares which would materially adversely affect the ability of the holders of Registrable Securities to include Registrable Securities in any registration of securities contemplated by this Section 2 or the marketability of Registrable Securities under any such registration.

     SECTION 2.09. Registration Expenses. (a) Except as provided in Section 2.09(b), all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation (i) any allocation of salaries and expenses of Company personnel or other general overhead expenses of the Company, or other expenses for the preparation of historical and pro forma financial statements or other data normally prepared by the Company in the ordinary course of business or customarily prepared by the issuer in a public offering; (ii) all registration, application, filing, listing, transfer and registrar fees; (iii) all National Association of Securities Dealers fees and fees and expenses of registration or qualification of Registrable Securities under state securities or blue sky laws; (iv) all word processing, duplicating and printing expenses, messenger and delivery expenses; and (v) the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel retained by the holder or holders a majority of the Registrable Securities being registered and the fees and disbursements of the Company's independent public accountants, including the expenses of customary "cold comfort" letters required by or incident to such performance and compliance; and (vi) subject to the proviso hereinbelow, any fees and disbursements of underwriters and broker-dealers customarily paid by issuers or sellers of securities (all such expenses being herein called "Registration Expenses") will be borne or caused to be borne by the Company whether or not any of the Registration Statements become effective provided, however, that in all cases in which the Company is required to pay Registration Expenses hereunder, Registration Expenses shall exclude, and the sellers of the Registrable Securities being registered shall pay, all underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities under state securities or blue sky laws.

     SECTION 2.10. Other Sales. (a) The Company hereby agrees not to effect, any public sale or distribution of any securities of the same class as (or otherwise similar to) the Registrable Securities, or any securities which, with notice, lapse of time and/or payment of monies, are exchangeable or exercisable for or convertible into any such securities, or to enter into any agreement to make, file a registration statement for, or announce any such public sale or distribution of, any such securities, excluding the grant and exercise of employee stock options and the issuance of shares in connection with acquisitions as long as all executive officers, directors and other affiliates of the entity being acquired have agreed in writing to the restrictions set forth in this Section 2.10(a), during the 15-day period prior to, and during the 90-day period commencing on, the effective date of a registration statement filed with the Commission in connection with an underwritten offering effected pursuant to Section 2.1 of this Agreement without the prior written consent of the managing underwriters of such offering.

     (b) The Purchasers (and their assigns) agree, during the 10-day period prior to, and during the 90-day period commencing on, the effective date of a registration statement filed with the Commission (other than on Form S-8) in connection with an underwritten offering of securities of the same class as the then outstanding Registrable Securities (or any securities issuable upon conversion or exchange thereof), not to make any sales of Registrable Securities (or such other securities) pursuant to Rule 144, provided that they were given the opportunity, if required by (and subject to) Section 2.02 hereof, to include in such registration statement all such Registrable Securities as they may have requested.

     SECTION 3. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding anything herein to the contrary, no holder may exercise any right to require the registration of a number of Registrable Securities which he is at such time able to sell pursuant to Rule 144 (without being limited by any volume restriction therein with respect to Registrable Securities desired to be sold immediately by such holder).

     SECTION 4. Entire Agreement; Amendments and Waivers. This Agreement, together with the Purchase Agreement and the agreements, schedules, exhibits and annexes referred to therein, and the Certificate of Designation, represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matters. This Agreement may be amended, waived or modified only by a written instrument signed by the Company and the holder or holders of a majority of the shares of Registrable Securities.

     SECTION 5. Other Registration Rights. The Company hereby covenants and agrees not to hereafter enter into any agreement, arrangement or understanding with respect to its securities which conflicts with or is inconsistent with the rights granted to the holders of Registrable Securities under this Agreement.

     SECTION 6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such securities for purposes of any request or other action by any holder or holders of securities pursuant to this Agreement or any determination of any number or percentage of shares of securities held by any holder or holders of securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     SECTION 7. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if personally served or transmitted via telecopy, (ii) on the next business day after delivery to an overnight carrier or (iii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and (a) if addressed to the Purchasers, addressed to such party in the manner set forth in the Purchase Agreement, or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such securities who has furnished an address to the Company, or (c) if addressed to the Company, at 550 Business Center Drive, Mount Prospect, Illinois, 60656 attention of the General Counsel or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

     SECTION 8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors by merger, consolidation or amalgamation and permitted assigns. The Company may not assign any of its rights and obligations hereunder without the consent of the holders of all the Registrable Securities then outstanding. Any Purchaser may assign its rights hereunder without the consent of the Company to any Purchaser Affiliate (as defined in the Purchase Agreement) or successor or to any Person who purchases or otherwise duly receives title to 10% or more of the Registrable Securities then outstanding; provided that such assignee agrees in writing to be bound by the terms of this Agreement. This Agreement shall not inure to the benefit of any person who is not a party hereto or a successor to or permitted assignee of a party hereto.

     SECTION 9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, APPLICABLE TO CONTRACTS TO BE MADE, EXECUTED, DELIVERED AND PERFORMED WHOLLY WITHIN SUCH STATE AND, IN ANY CASE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

     SECTION 11. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     SECTION 12. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

     SECTION 13. No Waiver. The failure of any party at any time or times to require performance of any provision hereof (within the time limitations contained herein) shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     SECTION 14. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    THE COMPANY


                                    SALTON/MAXIM HOUSEWARES, INC.

                                     By:
                                        ------------------------------
                                        Name:

                                     Title:


                                    THE PURCHASERS:


                             CENTRE CAPITAL INVESTORS II, L.P.
                             CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                             CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.


                                    By: Centre Partners II, L.P.
                                        General Partner

                                    By: Centre Partners Management LLC
                                        Attorney-in-fact

                                    By:
                                       ------------------------------------
                                       Bruce G. Pollack
                                       Managing Director

                    STATE BOARD OF ADMINISTRATION OF FLORIDA


                        By: Centre Parallel Management Partners, L.P.
                            Manager

                        By: Centre Partners Management LLC
                            Attorney-in-fact

                        By:
                            -----------------------------------------
                            Bruce G. Pollack
                            Managing Director


                    CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                    CENTRE PARTNERS COINVESTMENT, L.P.


                        By: Centre Partners II LLC
                            General Partner

                        By:
                            -----------------------------------------
                            Bruce G. Pollack
                            Managing Director

                                                                       Exhibit B



                         Salton/Maxim Housewares, Inc.


                 CERTIFICATE OF DESIGNATION OF SERIES A VOTING CONVERTIBLE PREFERRED STOCK SETTING FORTH THE
                  POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
                  LIMITATIONS AND RESTRICTIONS OF SUCH SERIES
                               OF PREFERRED STOCK


           Salton/Maxim Housewares, Inc. (hereinafter referred to as the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, as amended (the "Delaware Code"), does HEREBY CERTIFY:

           That, pursuant to authority conferred by Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has adopted a resolution providing for the issuance of a series of Preferred Stock consisting of 40,000 shares designated "Series A Voting Convertible Preferred Stock", which resolution is as follows:

           RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board") of Salton/Maxim Housewares, Inc., a Delaware corporation (the "Corporation"), by Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Second Restated Certificate"), the Board does hereby create, provide for and approve a series of Preferred Stock, par value $.01 per share (herein called "Preferred Stock"), of the Corporation to be designated "Series A Voting Convertible Preferred Stock" (such series being herein called the "Convertible Preferred Stock"), consisting of 40,000 shares of the presently authorized but unissued shares of Preferred Stock, and does hereby fix and herein state and express the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Convertible Preferred Stock as follows (all terms used herein which are defined in the

      Second Restated Certificate shall have the meaning provided in said Second Restated Certificate):


           Section 1.  Dividends.

           (a) Upon the occurrence and during the continuation of a Restriction Event described in Section 5(a)(i) or (ii), the holders of shares of Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends on the shares of Convertible Preferred Stock at the Restriction Event Dividend Rate (as defined below) computed as a percentage of the liquidation preference per share per year, payable quarterly on the 15th day of each of January, April, July and October, respectively (each, a "Quarterly Dividend Payment Date"), commencing on the first such Quarterly Dividend Payment Date after the occurrence of such Restriction Event (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday). Such dividends shall be payable in cash. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on a pro rata basis, based on the number of days elapsed. For purposes hereof, "Restriction Event Dividend Rate" means a rate per annum equal to 12 1/2%.

           (b) On each Quarterly Dividend Payment Date all dividends which shall have accrued on each share of Convertible Preferred Stock outstanding on such date shall accumulate and shall be deemed to have become due. Additional dividends shall be paid to reflect amounts equivalent to interest on accrued but unpaid dividends at the Restriction Event Dividend Rate from the Quarterly Dividend Payment Date with respect to which such dividend was not paid until the date such dividend is paid.

           (c) In addition to the dividend provided hereinabove, in the event the Board of Directors of the Corporation shall determine to pay any cash or non-cash dividends or distributions on its Common Stock (other than dividends payable in shares of its Common Stock, as to which the provisions of Section 3(a) below shall apply), the holders of shares of Convertible Preferred Stock shall be entitled to receive cash and non-cash dividends or distributions in an amount and of kind equal to the dividends or distributions that would have been payable to each such holder if the Convertible Preferred Stock held by such holder had been converted into Common Stock immediately prior to the record date for the determination of the holders of Common Stock entitled to each such dividend or distribution; provided, however, that if the Corporation shall dividend or otherwise distribute rights to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of capital stock of the Corporation, which rights (i) until the occurrence of a specified event or events are deemed to be transferred with such shares of Common Stock and are not exercisable and
(ii) are issued in respect of future issuances of Common Stock, the holders of shares of the Convertible Preferred Stock shall not be entitled to receive any such rights until such rights separate from the Common Stock or become exercisable, whichever is sooner.

           (d) No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to any distribution of assets other than by way of dividends to the Convertible Preferred Stock, shall be paid, or declared and set apart for payment by the Corporation, and no purchase, redemption or other acquisition shall be made by the Corporation or any of its subsidiaries of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or as to any distribution of assets other than by way of dividends to the Convertible Preferred Stock (the "Junior Stock") unless and until all accrued and unpaid dividends and distributions on the Convertible Preferred Stock, if any, including the full dividend for the then current dividend period, shall have been paid or declared and set apart for payment.

           Section 2.  Voting Rights.

           In addition to any voting rights provided by law, the holders of shares of Convertible Preferred Stock shall have the following voting rights:

           (a) So long as the Convertible Preferred Stock is outstanding, each share of Convertible Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Convertible Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of capital stock of the Corporation into which such share of Convertible Preferred Stock is convertible on the record date for such vote.

           (b) So long as any shares of Convertible Preferred Stock are outstanding, subject to the provisions of Section 275(c) of the Delaware Code, the Corporation shall not, without consent of the holders of at least a majority of the number of shares of Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, enter into any plan of complete liquidation or dissolution or otherwise effect the voluntary liquidation, dissolution or winding up of the Corporation unless, as a result of such liquidation, dissolution or winding-up, the liquidation preference on the Convertible Preferred Stock is satisfied in full pursuant to Section 6 herein.

           (c) Except as otherwise required by applicable law, the consent of a majority of the number of shares of Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, shall be necessary to (i) authorize or issue, or obligate the Corporation to issue, any other capital stock or security or right convertible or exchangeable for capital stock of the Corporation that is senior to or on a parity with the Convertible Preferred Stock as to rights on liquidation or which is not Junior Stock for purposes of Section 1(d) herein; (ii) increase the authorized number of shares of the Convertible Preferred Stock; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict with the holders of Convertible Preferred Stock hereunder or the Corporation's performance of the terms of its Second Amended and Restated Articles of Incorporation; (iv) amend the Second Amended and Restated Articles of Incorporation or By-laws of the Corporation, if such amendment would adversely affect the rights of the holders of the Convertible Preferred Stock in any material respect; or (v) amend or waive any provision of this Certificate of Designation.

           Section 3.  Conversion.

           At the option of the holder thereof and upon surrender thereof for conversion to the Corporation at the office of the Transfer Agent of the Corporation's Common Stock (or to the Corporation's principal executive offices), each share of Convertible Preferred Stock shall be convertible at any time (or if such share is called or surrendered for redemption, then in respect of such share to and including, but not after, the close of business on the redemption date, unless the Corporation shall default in the payment of the redemption price, in which case such right shall not terminate at such time and date) into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) obtained by dividing $1,000.00 by the Conversion Price (as defined below) in effect at such time.

     Each holder that desires to convert Convertible Preferred Stock into Common Stock pursuant to this Section 3 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent (or to the Corporation's principal executive offices) as aforesaid, and shall give notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Convertible Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder certificates for the number of shares of Common Stock to which such holder is entitled upon conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Convertible Preferred Stock to be converted, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date.

     The "Conversion Price" shall mean and be $17.00, subject to adjustment from time to time by the Corporation as follows:

           (a) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of its capital stock (each such transaction being called a "Stock Transaction"), then and in each such case, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of a share of Convertible Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such Stock Transaction shall be entitled to receive upon conversion the number of such shares of Common Stock or other capital stock of the Corporation that he would have owned or been entitled to receive after the happening of such event had such share of Convertible Preferred Stock been converted immediately prior to such record date (or, if no record date, the effective date). Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of Convertible Preferred Stock converted between such record date and the date of the happening of any such event.

           (b) (i) In case the Corporation shall, at any time or from time to time while any of the shares of Convertible Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than (w) pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (x) pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement but excluding any employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (an "ESOP"), whether presently existing or, subject to approval by a majority of the disinterested members of the Board of Directors of the Corporation, to be established in the future, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, (y) pursuant to a Minor Acquisition (as defined below) and
(z) in a Permitted Secondary Offering (as defined below)) for a consideration having a Fair Market Value (as defined below) on the date of such issuance, sale or exchange that is less than the Market Price (as defined below) of such shares on the date of such issuance, sale or exchange, then and in each case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction (which shall not be greater than 1), the numerator of which shall be the sum of (x) the Current Market Price per share of Common Stock as of the trading day immediately preceding the date of the public announcement of the actual terms (including the pricing terms) of such issuance, sale or exchange (or if there is no such public announcement prior to the effective date of such issuance, sale or exchange, such effective date) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (y) the aggregate Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (x) the Current Market Price per share of Common Stock referred to in the immediately preceding clause (x) multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. For purposes of the preceding sentence, the aggregate consideration receivable by the Corporation in connection with the issuance, sale or exchange of shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such shares.

           (ii) In the event the Corporation shall, at any time or from time to time while any shares of Convertible Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) (other than (x) any issuance, sale or exchange to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), and (y) pursuant to any employee or director incentive or benefit plan or arrangement (excluding any ESOP), of the Corporation or any subsidiary of the Corporation heretofore or, subject to approval by a majority of the disinterested members of the Board of Directors of the Corporation, hereafter adopted), for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such rights or warrants on the date of such issuance, sale or exchange, then and in each case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction (which shall not be greater than 1), the numerator of which shall be the sum of (a) the

Current Market Price per share of Common Stock as of the trading date immediately preceding the date of the public announcement of the actual terms (including the price terms) of such issuance, sale or exchange (or if there is no such public announcement prior to the effective date of such issuance, sale or exchange, such effective date) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (b) the aggregate Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant, and the denominator of which shall be the sum of (i) the Current Market Price per share of Common Stock referred to in the preceding clause (a) multiplied by the number of shares of Common Stock outstanding immediately prior to such issuance, sale or exchange plus (ii) the aggregate Fair Market Value of such rights or warrants at the time of such issuance. For the purposes of the preceding sentence, the aggregate consideration receivable by the Corporation in connection with the issuance, sale or exchange of any such right or warrant shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such rights or warrants.

           (c) In the event the Corporation or any of its subsidiaries shall, at any time or from time to time while any shares of Convertible Preferred Stock are outstanding, repurchase or redeem any of the Corporation's outstanding capital stock at a premium over the average Market Price per share on the trading day immediately preceding such repurchase or redemption (a "Repurchase"), then and in the case of each Repurchase the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such repurchase or redemption multiplied by (y) the average Market Price per share of Common Stock on the five (5) trading days immediately following the consummation of such Repurchase minus (ii) the aggregate purchase price of the Repurchase and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding immediately before such Repurchase minus the number of shares of Common Stock repurchased or redeemed by the Corporation multiplied by
(y) the average Market Price per share of Common Stock on such five trading days referred to in the preceding clause (i)(y); provided, however, that the conversion price shall not be so adjusted with respect to any Repurchase of the

Convertible Preferred Stock pursuant to Section 6 or 7 hereof.

           (d) For the purposes of any computation under paragraphs (a) through
(c) of this Section 3, the following definitions shall apply:

           (i) "Closing Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the average of the reported closing bid and asked prices, in either case as reported by the NASDAQ National
      Market System or, if such security is not listed or admitted to trading on the NASDAQ National Market System, the last reported sales price, regular way, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices of such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof. If the Common Stock or other class of capital stock or security in question is not publicly held, or so listed, or publicly traded, "Closing Price" shall mean the Fair Market Value thereof.

           (ii) "Current Market Price" per share of Common Stock as of any date shall be deemed to be the average of the daily Closing Price per share for the ten (10) consecutive trading days ending on and including the day in question.

           (iii) "Fair Market Value" of any consideration other than cash or of any securities shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof.

           (iv) "Market Price" per share at any date shall be the Closing Price on the specified date; provided, that, in the case of the issuance, sale or exchange of shares of Common Stock pursuant to paragraph (b) of this
      Section 3 that are not registered under the Securities Act of 1933 Market Price shall be reduced by an amount, if any (as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof), to compensate for the fact that such shares are not so registered, and in making such determination any registration rights granted by the Company shall be taken into account.

           (v) "Minor Acquisition" means any acquisition of the stock or assets of an unaffiliated third party by the Corporation by merger, purchase, joint venture or other reorganization or business combination in consideration for the issuance of Common Stock having a Fair Market Value not greater than $5,000,000.

           (vi) "Permitted Secondary Offering" means any firmly underwritten public offering of the Common Stock at a price to the public equal to or greater than the Conversion Price then in effect.

           (e) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this paragraph
(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest one-hundredth of a share.

           (f) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any share of Convertible Preferred Stock. If the conversion thereof results in a fraction, an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock (as defined above) as of the conversion date shall be paid to such holder in cash by the Corporation.

           (g) In the event of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by paragraph (a) of this Section 3), or in case of any merger, consolidation or other corporate combination of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Convertible Preferred Stock shall continue to remain outstanding if the Corporation is the Surviving Person (as defined below) of such Transaction, and shall be subject to all the provisions of the Certificate of Designation of Series A Convertible Preferred Stock which embodies this resolution, as in effect prior to such Transaction (including, without limitation, the provisions of Section 4 hereof if such Transaction also constitutes a Change of

Control (as hereinafter defined)), or if the Corporation is not the Surviving Person in such Transaction, then each holder of shares of Convertible Preferred Stock may elect (which election shall be made within twenty days (20) of the Transaction) to either (1) have Section 4 hereof be applicable to such holder's shares of Convertible Preferred Stock or (2) if the consideration to be received by stockholders of the Corporation in the Transaction does not consist entirely of cash, have each share of Convertible Preferred Stock be exchanged for a new series of senior preferred stock of the Surviving Person, or in the case of a Surviving Person other than a corporation, comparable securities of such Surviving Person, in either case having economic terms as nearly equivalent as possible to, and with the same voting and other rights as, the Convertible Preferred Stock (including the right to convert into Survivor Common Stock); provided, however, that, at the option of the holder of any shares of Convertible Preferred Stock (which election shall be made within such twenty days), each share of Convertible Preferred Stock then outstanding or deemed to be outstanding, as the case may be, shall entitle the holder thereof to receive, upon presentation of the certificate therefor to the Surviving Person subsequent to the consummation of such Transaction the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to such Transaction; provided, further, that if in connection with the Transaction a tender or exchange offer shall have been made and there shall have been acquired pursuant thereto more than 50% of the outstanding shares of Common Stock, and if the holder of shares of Convertible Preferred Stock so designates in the notice given to the Corporation which specifies such holder's selection of this alternative, such holder of such shares shall be entitled to receive upon conversion thereof, the amount of securities or other property to which such holder would actually have been entitled as a holder of shares of Common Stock if such holder had converted such shares of Convertible Preferred Stock prior to the expiration of such tender or exchange offer and accepted such offer and had sold therein the percentage of all the shares of Common Stock issuable upon conversion of its shares of Convertible Preferred Stock equal to the percentage of shares of the then outstanding Common Stock so purchased in the tender or exchange offer, with the remaining portion of its shares of Convertible Preferred Stock thereafter being convertible into the amount of securities or other property to which such holder would actually have been entitled upon the consummation of the Transaction as a holder of shares of Common Stock if such holder had converted such shares of Convertible Preferred Stock immediately prior to such Transaction (subject to adjustments from and after the consummation of the Transaction as nearly equivalent as possible to the adjustments provided for in this Section 3). In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors in good faith) shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the holders of shares of Convertible Preferred Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Convertible Preferred Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors in good faith shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 3 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

           Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, (i) proper provision is made to ensure that the holders of shares of Convertible Preferred Stock will be entitled to receive the benefits afforded by this paragraph (i) of Section 3, and (ii) if, following the Transaction, one or more entities other than the Corporation shall be required to deliver securities or other property upon the conversion of the Convertible Preferred Stock, such entity or entities shall assume, by written instrument delivered to each holder of shares of Convertible Preferred Stock, if such shares are held by 10 or fewer holders or group of affiliated holders, or to each Transfer Agent for the shares of Convertible Preferred Stock, if such shares are held by a greater number of holders, the obligation to deliver to such holder the amounts in cash to which, in accordance with the foregoing provisions, such holder is entitled.

           For purposes of this paragraph (i) of Section 3, the following terms shall have the meanings ascribed to them below:

           (i) "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Convertible Preferred Stock or Common Stock of the Corporation is exchanged, converted or reclassified into the securities of any other Person or cash or any other property.

           (ii) "Survivor Common Stock" with respect to any Person shall mean shares of such Person of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and which is not subject to redemption by such Person provided, however, that if (x) the shares of such class or series are not (or upon consummation of such Transaction will not be) listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system, and (y) the Surviving Person is a direct or indirect subsidiary of a Qualified Person, the Survivor Common Stock shall be the common stock (or equivalent equity securities referred to in the definition of "Qualified Person") of such Qualified Person.

           (iii) "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, is a solvent corporation or other entity organized under the laws of any state of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the NASDAQ National Market System or any successor thereto or comparable system.

           (iv) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

           (v) "Current Market Price" shall have the meaning set forth in paragraph (d) of this Section 3.

           (h) In case at any time or from time to time, the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock of, or shall offer for subscription pro rata to the holders of its Common Stock, any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or merger, consolidation or other corporate combination of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up the Corporation, then, in any one or more of said cases the Corporation shall give written notice at the same time as, or as soon as practicable after, such event is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock, but in any event at least 10 days prior to the record date for such event specified below (the time of mailing of such notice shall be deemed to be the time of delivery thereof) to the registered holders of the Convertible Preferred Stock at the addresses of each as shown on the books of the Corporation maintained by the Transfer Agent thereof of the date on which
(x) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (y) such reorganization, reclassification, merger, consolidation, corporate combination, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, corporate combination, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be, as well as the conversion price and the number of shares into which each share of Convertible Preferred Stock may be converted at such time. Failure to give such notice shall not invalidate any action so taken.

           (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this Section 3(i), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all outstanding shares of Convertible Preferred Stock were held by a single holder.

           Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the shares of Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

           (j) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Convertible Preferred Stock pursuant hereto.

           (k) Upon any adjustment of the Conversion Price, then, and in each such case, the Corporation shall promptly deliver to the transfer agent of the Convertible Preferred Stock and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment. The Corporation shall also promptly after the making of such adjustment give written notice to the registered holders of the Convertible Preferred Stock at the address of each holder as shown on the books of the Corporation maintained by the transfer agent thereof, which notice shall state the Conversion Price then in effect, as adjusted, and shall set forth in reasonable detail the method of calculation of the same and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Convertible Preferred Stock may be given in advance and included as part of the notice required under the provisions of Section 3(i).

           Section 4.  Change of Control.

           (a) (i) In the event that any Change of Control (as hereinafter defined) shall occur at any time and from time to time while any shares of Convertible Preferred Stock are outstanding, each holder of Convertible Preferred Stock shall have the right to give notice that it is exercising a Change of Control election (a "Change of Control Election"), with respect to all or any number of such holder's shares of Convertible Preferred Stock, during the period (the "Exercise Period") beginning on the 30th day and ending on the 90th day after the date of such Change of Control. Upon any such election, the Corporation shall redeem each such holder's shares for which such an election is made, to the extent the Corporation shall have capital and surplus lawfully available therefor, at a redemption price per share equal to the liquidation preference per share plus an amount equivalent to interest accrued thereon at a rate of 7% per annum compounded annually on each anniversary date of the original issuance of the Convertible Preferred Stock for the period from the date of such original issuance through the earlier of the date of such redemption or the fifth (5th) anniversary of the date of such original issuance.

           (b) As used herein, "Change of Control" shall mean:

           (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (the "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such action by (x) the Corporation or any of its subsidiaries, (y) any Purchaser (as defined in Section 5) or (z) any corporation or other entity with respect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (or if another entity, more than 50% of the equivalent controlling interests) is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

           (ii) consummation of a reorganization, merger or consolidation involving the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of at least 80% of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not or will not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

           (iii) the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or series of related transactions; or

           (iv) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of stockholders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the Corporation's Stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or nomination.

           (c) On or before the fourteenth (14th) day after a Change of Control, the Corporation shall mail to all holders of record of the Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation as of such date, a notice disclosing (i) the Change of Control, (ii) the redemption price per share of the Convertible Preferred Stock applicable hereunder and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise such redemption right, if applicable, a holder of the Convertible Preferred Stock must deliver during the Exercise Period written notice to the Corporation (or an agent designated by the Corporation for such purpose) of the holder's exercise of such redemption right, and, to be valid, any such notice of exercise must be accompanied by each certificate evidencing shares of the Convertible Preferred Stock with respect to which the redemption right is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) business day after receipt of such written notice, the Corporation shall accept for payment all shares of Convertible Preferred Stock properly surrendered to the Corporation (or an agent designated by the Corporation for such purpose) during the Exercise Period for redemption in connection with the valid exercise of such redemption right and shall cause payment to be made in cash for such shares of Convertible Preferred Stock. If at the time of any Change of Control, the Corporation does not have sufficient capital and surplus legally available to purchase all of the outstanding shares of Convertible Preferred Stock, the Corporation shall take all measures permitted under the Delaware Code to increase the amount of its capital and surplus legally available, and the Corporation shall offer in its written notice of such Change of Control to purchase as many shares of Convertible Preferred Stock as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter, whenever it shall have capital and surplus legally available therefor, offer to purchase as many shares of Convertible Preferred Stock as it has capital and surplus available therefor until it has offered to purchase all of the outstanding shares of Convertible Preferred Stock.

           (d) In the event of any Change of Control, proper provision shall be made to ensure that the holders of shares of Convertible Preferred Stock will be entitled to receive the benefits afforded by this Section 4; provided, however, that in the event of any Change of Control effected with the Corporation3s consent, such provision to ensure the benefits of this Section 4 shall be made prior to such Change of Control. If, following the Change of Control, one or more entities other than the Corporation shall be required to deliver securities or other property upon the conversion of the Convertible Preferred Stock, such entity or entities shall assume, by written instrument delivered to each holder of shares of Convertible Preferred Stock, if such shares are held by ten (10) or fewer holders or group of affiliated holders, or to each Transfer Agent for the shares of Convertible Preferred Stock, if such shares are held by a greater number of holders; the obligation to deliver to such holder the amounts in cash to which, in accordance with the foregoing provisions, such holder is entitled.

           Section 5.  Certain Restrictions.

           (a) In case of the happening of any of the following events ("Restriction Events"): (i) the Corporation breaches in any material respect
(x) any of its obligations under Section 6(d) of the Stock Purchase

Agreement (the "Stock Purchase Agreement") dated as of July 15, 1998, among the Corporation and the purchasers named therein (the "Purchasers"), and such breach shall have continued for ten (10) days after notice thereof by any holder to the Corporation or (y) any of its other material obligations under the Stock Purchase Agreement or under the Registration Rights Agreement or this Certificate of Designation, and such breach shall have continued for twenty days
(20) after notice thereof by any holder; (ii) the Corporation shall not have redeemed any shares of the Convertible Preferred Stock when required pursuant to this Certificate; (iii) a default or breach shall occur and be continuing under any other agreement, document or instrument to which the Corporation is a party relating to indebtedness for borrowed money incurred by it which is not cured within any applicable grace period, and such default or breach (x) involves the failure to make any payment of principal, premium or interest when due in respect of such indebtedness or (y) results in the acceleration of such indebtedness prior to its express meaning and, in each case the principal amount of such indebtedness, together with the principal amount of any other indebtedness as to which there has been such a payment default or the maturity of which has been accelerated, aggregates $1,000,000 or more; and (iv) a case or proceeding shall have been commenced against the

Corporation seeking a decree or order in respect of the Corporation (x) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law,
(y) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Corporation or of any substantial part of the Corporation's assets, or (z) ordering the winding-up or liquidation of the affairs of the Corporation, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding, then, until such breach is cured or until such redemption occurs: (x) in the case of any Restriction Event described in Section 5(a)(i) or (ii), dividends shall accrue as set forth in Section 1; and (y) in the case of any Restriction Event, the Corporation shall not:

           (1) declare or pay dividends on, or make any other distributions of cash, properties or securities of the Corporation on or with respect to any shares of capital stock ranking junior (as to any distribution of assets) to the Convertible Preferred Stock;

           (2) redeem or purchase or otherwise acquire for consideration (or make any sinking fund, purchase fund or other similar payments in respect
      of) any shares of
      capital stock ranking (as to any distribution of assets) junior to, or on parity with, the Convertible Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of capital stock ranking on parity with the Convertible Preferred Stock in exchange for shares of any capital stock ranking junior to the Convertible Preferred Stock, or permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to this Section 5, purchase such shares at such time and in such manner;

           (3) make, or permit to remain outstanding after such time when pursuant to its terms such loan or advance would be due, any loan or advance (including any guarantee of a loan or advance by a third party) by the Corporation or a subsidiary to any person who beneficially owns any capital stock ranking junior (as to any distribution of assets) to the Convertible Preferred Stock, or any affiliate or associate of such Person; or

           (4) without the consent of the holders of at least a majority of the number of shares of the Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a special meeting called for the purpose, redeem or purchase or otherwise acquire for consideration or offer to redeem, purchase or acquire for consideration any shares of Convertible Preferred Stock except as provided in Section 4 and Section 7.

           Section 6.  Liquidation Preference.

           In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to $1,000.00 per share, plus the amount of any accrued and unpaid dividends or distributions payable pursuant to Section 1 hereinabove. Such payments shall be made before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation3s capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock. Neither a consolidation, merger or other business combination of the Corporation3s assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6 (unless in connection therewith the liquidation of the Corporation is specifically approved).

           Section 7.  Optional and Mandatory Redemption.

           (a) The Corporation may not redeem the Convertible Preferred Stock prior to July 15, 2003.

           (b) The Corporation, at its option, may at any time on and after July 15, 2003 redeem the Convertible Preferred Stock in whole or in part, at a cash redemption price per share equal to 100% of the liquidation preference, if the daily Closing Price (as defined in Section 3(c)) per share of the Common Stock for the 20 consecutive trading days ending two days preceding the mailing of the redemption notice provided in Section 7(d) is greater than or equal to 200% of the then current Conversion Price.

           (c) On September 15, 2008, the Corporation shall redeem all outstanding shares of Convertible Preferred Stock at a redemption price equal to the liquidation preference per share. The redemption price shall be paid, at the Corporation3s option, in cash or in shares of Common Stock which shall be registered for resale pursuant to a permanent shelf registration statement or for which any subsequent public distribution shall not require registration or qualification of such shares under applicable federal and state securities laws. If the redemption price is paid in shares of freely tradeable Common Stock, each share of Common Stock shall be valued at the product of (1) .95 and (2) the average of the daily Closing Prices per share of the Common Stock for the twenty (20) consecutive trading days immediately ending two (2) days preceding the redemption date.

           (d) Not more than sixty (60) nor less than thirty (30) days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Convertible Preferred Stock to be redeemed, at such holder's address as it shall appear upon the stock transfer books of the Corporation. Each such notice of redemption shall be irrevocable and shall specify the date fixed for redemption, the Redemption Price (or the method by which such price will be determined), whether such redemption price shall be paid in cash or in shares of Common Stock, the identification of the shares to be redeemed (if fewer than all the outstanding shares are to be redeemed), the place or places of payment, that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Convertible Preferred Stock to be redeemed, the then effective Conversion Price pursuant to Section 3 and that the right of holders to convert shares called for redemption shall terminate at the close of business on the redemption date




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
(unless the Corporation defaults in the payment of the Redemption Price).

           (e) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in the notice. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds (or shares of Common Stock) necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall


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
cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

           (f) In the event that any shares of Convertible Preferred Stock shall be converted into Common Stock pursuant to Section 3, then (i) the Corporation shall not have the right to redeem such shares and (ii) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Corporation immediately after such conversion.

           (i) If fewer than all the shares outstanding are to be redeemed, the Corporation shall select the shares to be redeemed pro rata.

           Section 8.  Rank.

           All shares of Convertible Preferred Stock shall rank, as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, prior to all classes and series of the Corporation's Preferred Stock, par value $.01 per share, and prior to all of the Corporation's now or hereafter issued Common Stock. The term "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation




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
as the same exists at the date hereof or as such stock may be constituted from time to time, except that for the purpose of Section 3, the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either dividends or assets of the Corporation upon liquidation, dissolution or winding up, without limit as to the amount or percentage.

           Section 9.  Notice.  All notices hereunder shall be in writing.

           Section 10. Reacquired Shares. Any shares of Convertible Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Convertible Preferred Stock shall upon their cancellation, and upon the filing of an appropriate certificate with the Secretary of the State of Delaware, become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation, undesignated as to series, and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation subject to the conditions of restrictions on issuance set forth therein.


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